Exhibit 99.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

DATED AS OF DECEMBER 22, 2005

BY AND AMONG

ACADIA REALTY ACQUISITION I, LLC,

ARA BTC LLC, ARA MS LLC, ARA BS LLC,

ARA BC LLC and ARA BH LLC,

ACADIA INVESTORS, INC.,

AII BTC LLC, AII MS LLC, AII BS LLC,

AII BC LLC and AII BH LLC,

SAMUEL GINSBURG 2000 TRUST AGREEMENT #1, MARTIN GINSBURG 2000
TRUST AGREEMENT #1, MARTIN GINSBURG, SAMUEL GINSBURG AND ADAM
GINSBURG,

AND

GDC SMG, LLC, GDC BEECHWOOD, LLC, ASPEN COVE APARTMENTS, LLC and

SMG CELEBRATION, LLC

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is dated as of December 22, 2005, and is by and among among ACADIA REALTY ACQUISITION I, LLC, a Delaware limited liability company (“ARA”), ARA BTC LLC, a Delaware limited liability company (“ARA BTC”), ARA MS LLC, a Delaware limited liability company (“ARA MS”), ARA BS LLC, a Delaware limited liability company (“ARA BS”), ARA BC LLC, a Delaware limited liability company (“ARA BC”), and ARA BH LLC, a Delaware limited liability company (“ARA BH”, and together with ARA BTC, ARA MS, ARA BS and ARA BC, the “ARA Companies”), and ACADIA INVESTORS, INC., a Delaware corporation (“AII”), AII BTC LLC, a Delaware limited liability company (“AII BTC”), AII MS LLC, a Delaware limited liability company (“AII MS”), AII BS LLC, a Delaware limited liability company (“AII BS”), AII BC LLC, a Delaware limited liability company (“AII BC”), and AII BH LLC, a Delaware limited liability company (“AII BH”, and together with AII BTC, AII MS, AII BS and AII BC, the “AII Companies”), and SAMUEL GINSBURG 2000 TRUST AGREEMENT #1, a New York irrevocable trust u/t/a/d April 12, 2000, MARTIN GINSBURG 2000 TRUST AGREEMENT #1, a New York irrevocable trust u/t/a/d April 12, 2000, MARTIN GINSBURG, an individual, SAMUEL GINSBURG, an individual, AND ADAM GINSBURG, an individual (collectively, the “GDC Owners”), GDC SMG, LLC, a New York limited liability company (“GDC SMG”), GDC BEECHWOOD, LLC, a New York limited liability company (“GDC Beechwood”), ASPEN COVE APARTMENTS, LLC, a New York limited liability company (“Aspen”), and SMG CELEBRATION, LLC, a New York limited liability company (“Celebration” and together with GDC SMG, GDC Beechwood and Aspen, the “GDC Companies”, and from and after the First Step Mergers (as defined herein, the “First Step Survivor Entities”) and from and after the Second Step Mergers (as defined herein, the “Survivor Entities”) .

RECITALS

WHEREAS, the respective managers and members of the ARA Companies, the GDC Companies and the AII Companies have approved this Agreement and have approved and declared advisable the merger transactions provided for herein; and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the merger transactions provided for herein and to prescribe various conditions to such transactions.

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

ARTICLE I

THE FIRST STEP MERGERS

1.01        The First Step Mergers. Upon the terms and subject to the conditions of this Agreement and the ARA Certificates of Merger in such form as is required by the relevant provisions of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the Limited Liability Company Law of the State of New York (the “New York LLC Law”, together with the Delaware LLC Act, the “LLC Statutes”), at the First Step Effective Time, (a) ARA BTC will be merged with and into GDC SMG and the separate and limited liability company existence of ARA BTC shall thereupon cease (the “First BTC/SMG Merger”), (b) ARA MS will be merged with and into GDC Beechwood and the separate and limited liability company existence of ARA MS shall thereupon cease (the “First MS/Beechwood Merger”), (c) ARA BC will be merged with and into Aspen and the separate and limited liability company existence of ARA BC shall thereupon cease (the “First BC/Aspen Merger”) and (d) each of ARA BS and ARA BH will be merged with and into Celebration and the separate and limited liability company existence of each of ARA BS and ARA BH shall thereupon cease (the “First BS/BH/Celebration Merger” and together with the First BTC/SMG Merger, the First MS/Beechwood Merger and the First BC/Aspen Merger, the “First Step Mergers”), in each case with GDC SMG, GDC Beechwood, Aspen and Celebration being the surviving limited liability companies in the First Step Mergers. As a result of the First Step Mergers, the outstanding limited liability company interests of each of the ARA Companies and the GDC Companies shall be converted or canceled in the manner provided in Article II, the separate limited liability company existence of each of the ARA Companies shall cease and the First Step Survivor Entities shall be the surviving limited liability companies following the First Step Mergers as provided herein.

1.02	Effects of the Merger.

(a)           At and after the First Step Effective Time, the First Step Mergers shall have the effects specified in the LLC Statutes and herein.

(b)           At the First Step Effective Time, the Certificate of Formation of each of the First Step Survivor Entities (the “Surviving Certificates of Formation”) shall be in the forms attached hereto as Exhibits A-1 through A-4. As so amended and restated, each Surviving Certificate of Formation of a First Step Survivor Entity shall be the Certificate of Formation thereof until amended thereafter in accordance with the Surviving Company Agreement thereof, the New York LLC Law and other applicable statutes, laws, ordinances, rules or regulations of any Governmental Entities (“Laws”).

(c)           At the First Step Effective Time, the limited liability company operating agreement of each of the First Step Survivor Entities (the “Surviving Company Agreements”) shall be in substantially the forms attached hereto as Exhibits B-1 through B-4, until amended thereafter in accordance with the terms thereof, the New York LLC Law and other applicable Law.

(d)           At the First Step Effective Time, each of the officers of each of the ARA Companies immediately prior to the First Step Effective Time (which officers of each ARA Company are set forth on Schedule 1.02(d)) shall be the officers of the First Step Survivor Entity into which such ARA Company(s) was merged, each to hold office until their respective death, permanent disability, resignation or removal or until his or her successor is duly elected and qualified, all in accordance with the Surviving Company Agreement of such First Step Survivor Entity and applicable Law.

(e)           Without limiting the generality of Section 1.02(a), by virtue of the First Step Mergers, at the First Step Effective Time, pursuant to 6 Del. Code Section 18-209 and Section 1004 of the NY LLC Law, all properties, assets, rights, privileges, immunities, powers and causes of action of each of ARA BTC, ARA MS, ARA BC, and ARA BS and ARA BH shall automatically vest by operation of law in each of GDC SMG, GDC Beechwood, Aspen and Celebration, respectively.

(f)            At the First Step Effective Time, all respective liabilities and debts of the ARA Companies and the First Step Survivor Entities, except to the extent set forth in the terms of such liabilities and debts, shall remain unaffected by the First Step Mergers.

1.03        Further Assurances. If, at any time after the First Step Effective Time, any Survivor Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in such Survivor Entity its right, title and interest in, to or under any of the rights, privileges, powers, franchises, immunities, causes of action, properties or assets of either the ARA Company(s) merged into it by virtue of the First Step Mergers or such Survivor Entity, or (b) otherwise to carry out the purposes of this Agreement, any Survivor Entity and its proper officers or their designees shall be authorized to execute and deliver, in the name and on behalf of either such ARA Company(s) or such Survivor Entity, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either such ARA Company(s) or such Survivor Entity, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm such Survivor Entity’s right, title and interest in, to and under any of the rights, privileges, powers, franchises, immunities, causes of action, properties or assets of such ARA Company(s) or such Survivor Entity and otherwise to carry out the purposes of this Agreement.

ARTICLE II

CONVERSION OF ARA COMPANY LIMITED LIABILITY COMPANY INTERESTS

2.01        Conversion of Membership Interests. At the First Step Effective Time, the following shall occur or result by virtue of the First Step Mergers and without any action on the part of the ARA Companies, the First Step Survivor Entities or their respective members:

(a)           ARA BTC and GDC SMG. All of the limited liability company interests of ARA BTC issued and outstanding immediately prior to the First Step Effective Time shall be converted into and become 22.22% of the outstanding limited liability company interests of GDC SMG (the “22.22% GDC SMG Interest”). All of the limited liability company interests of

GDC SMG issued and outstanding immediately prior to the First Step Effective Time shall remain outstanding and shall represent 77.78% of the outstanding limited liability company interests of GDC SMG.

(b)           ARA MS and GDC Beechwood. All of the limited liability company interests of ARA MS issued and outstanding immediately prior to the First Step Effective Time shall be converted into and become 22.22% of the outstanding limited liability company interests of GDC Beechwood (the “22.22% GDC Beechwood Interest”). All of the limited liability company interests of GDC Beechwood issued and outstanding immediately prior to the First Step Effective Time shall remain outstanding and shall represent 77.78% of the outstanding limited liability company interests of GDC Beechwood.

(c)           ARA BC and Aspen. All of the limited liability company interests of ARA BC issued and outstanding immediately prior to the First Step Effective Time shall be converted into and become 22.22% of the outstanding limited liability company interests of Aspen (the “22.22% Aspen Interest”). All of the limited liability company interests of Aspen issued and outstanding immediately prior to the First Step Effective Time shall remain outstanding and shall represent 77.78% of the outstanding limited liability company interests of Aspen.

(d)           ARA BS, ARA BH and Celebration. All of the limited liability company interests of ARA BS issued and outstanding immediately prior to the First Step Effective Time shall be converted into and become 11.92% of the outstanding limited liability company interests of Celebration (the “11.92% Celebration Interest”). All of the limited liability company interests of ARA BH issued and outstanding immediately prior to the First Step Effective Time shall be converted into and become 10.39% of the outstanding limited liability company interests of Celebration (the “10.30% Celebration Interest”, together with the 11.92% Celebtation Interest, the “22.22% Celebration Interest”). All of the limited liability company interests of Celebration issued and outstanding immediately prior to the First Step Effective Time shall remain outstanding and shall represent 77.78% of the outstanding limited liability company interests of Celebration. The 22.22% GDC SMG Interest, the 22.22% GDC Beechwood Interest, the 22.22% Aspen Interest and the 22.22% Celebration Interest are collectively referred to herein as the “First Step Merger Consideration”.

(e)           Calculation of 22.22% Interest. The 22.22% GDC SMG Interest, the 22.22% GDC Beechwood Interest, the 22.22% Aspen Interest and the 22.22% Celebration Interest shall each equal 22.22% of the limited liability company interests of GDC SMG, GDC Beechwood, Aspen and Celebration, respectively, outstanding on a Fully Diluted Basis immediately following the First Step Effective Time after giving effect to the limited liability company interest conversions set forth in Sections 2.01(a), 2.01(b), 2.01(c) and 2.01(d). “Fully Diluted Basis” means, with respect to the number of any Person’s limited liability company interests, (x) the amount of limited liability company interests of such Person issued and outstanding immediately prior to the First Step Effective Time, plus (y) the amount of limited liability company interests of such Person issuable upon the exercise, conversion or exchange of all outstanding securities exercisable, convertible or exchangeable for or into such limited liability company interests immediately prior to the First Step Effective Time. “Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

2.02        Cancellation of All Interests. From and after the First Step Effective Time, all limited liability interests of each of the ARA Companies that were issued and outstanding immediately prior to the First Step Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the First Step Merger Consideration set forth in Section 2.01 in accordance with the terms of this Agreement. At the First Step Effective Time, the limited liability interest transfer books of each of the ARA Companies shall be closed, and there shall be no further transfers on the limited liability company interest transfer books of the ARA Companies. Without limiting the generality of the foregoing, notwithstanding any other provision hereof, no Survivor Entity shall be liable to any holder of limited liability company interests of any ARA Company delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws for any limited liability company interests of such Survivor Entity or any distributions made with respect thereof.

ARTICLE III

THE SECOND STEP MERGERS

3.01        The Second Step Mergers. Upon the terms and subject to the conditions of this Agreement and the AII Certificates of Merger in such form as is required by the relevant provisions of the LLC Statutes, at the Second Step Effective Time, (a) AII BTC will be merged with and into GDC SMG and the separate and limited liability company existence of AII BTC shall thereupon cease (the “Second BTC/SMG Merger”), (b) AII MS will be merged with and into GDC Beechwood and the separate and limited liability company existence of AII MS shall thereupon cease (the “Second MS/Beechwood Merger”), (c) AII BC will be merged with and into Aspen and the separate and limited liability company existence of AII BC shall thereupon cease (the “Second BC/Aspen Merger”) and (d) each of AII BS and AII BH will be merged with and into Celebration and the separate and limited liability company existence of each of AII BS and AII BH shall thereupon cease (the “Second BS/BH/Celebration Merger” and together with the Second BTC/SMG Merger, the Second MS/Beechwood Merger and the Second BC/Aspen Merger, the “Second Step Mergers”), in each case with GDC SMG, GDC Beechwood, Aspen and Celebration being the surviving limited liability companies in the Second Step Mergers. As a result of the Second Step Mergers, the outstanding limited liability company interests of each of the AII Companies and the First Step Survivor Entities shall be converted or canceled in the manner provided in Article IV, the separate limited liability company existence of each of the AII Companies shall cease and the Survivor Entities shall be the surviving limited liability companies following the Second Step Mergers as provided herein.

3.02	Effects of the Merger.

(a)           At and after the Second Step Effective Time, the Second Step Mergers shall have the effects specified in the LLC Statutes and herein.

(b)           At the Second Step Effective Time, the Certificate of Formation of each of the Survivor Entities shall be in the form in effect immediately prior to the Second Step Effective Time (but after the First Step Effective Time), until amended thereafter in accordance with the Surviving Company Agreement thereof, the New York LLC Law and other applicable Law.

(c)           At the Second Step Effective Time, the limited liability company operating agreement of each of the Survivor Entities shall be in the forms in effect immediately prior to the Second Step Effective Time (but after the First Step Effective Time), until amended thereafter in accordance with the terms thereof, the New York LLC Law and other applicable Law.

(d)           At the Second Step Effective Time, each of the officers of a Survivor Entity immediately prior to the Second Step Effective Time (but after the First Step Effective Time) shall be the officers of such Survivor Entity, each to hold office until their respective death, permanent disability, resignation or removal or until his or her successor is duly elected and qualified, all in accordance with the Surviving Company Agreement of such Survivor Entity and applicable Law.

(e)           Without limiting the generality of Section 3.02(a), by virtue of the Second Step Mergers, at the Second Step Effective Time, pursuant to 6 Del. Code Section 18-209 and Section 1004 of the NY LLC Law, all properties, assets, rights, privileges, immunities, powers and causes of action of each of AII BTC, AII MS, AII BC, AII BS and AII BH shall automatically vest by operation of law in each of GDC SMG, GDC Beechwood, Aspen and Celebration, respectively.

(f)            At the Second Step Effective Time, all respective liabilities and debts of the AII Companies and the Survivor Entities, except to the extent set forth in the terms of such liabilities and debts, shall remain unaffected by the Second Step Mergers.

3.03        Further Assurances. If, at any time after the Second Step Effective Time, any Survivor Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in such Survivor Entity its right, title and interest in, to or under any of the rights, privileges, powers, franchises, immunities, causes of action, properties or assets of either the AII Company(s) merged into it by virtue of the Second Step Mergers or such Survivor Entity, or (b) otherwise to carry out the purposes of this Agreement, any Survivor Entity and its proper officers or their designees shall be authorized to execute and deliver, in the name and on behalf of either the AII Companies or the Survivor Entities, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either such AII Company(s) or such Survivor Entity, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm such Survivor Entity’s right, title and interest in, to and under any of the rights, privileges, powers, franchises, immunities, causes of action, properties or assets of such AII Company(s) or such Survivor Entity and otherwise to carry out the purposes of this Agreement.

ARTICLE IV

CONVERSION OF AII COMPANY LIMITED LIABILITY COMPANY INTERESTS

4.01        Conversion of Limited Liability Company Interests. At the Second Step Effective Time, the following shall occur or result by virtue of the Second Step Mergers and without any action on the part of the AII Companies, the Survivor Entities or their respective members:

(a)           AII BTC and GDC SMG. The limited liability company interests of AII BTC issued and outstanding immediately prior to the Second Step Effective Time shall be converted into the right to receive an amount of cash equal to $22,538,000 (the “GDC SMG Merger Consideration”). Cash from the Fund in the amount of $1,779,000 shall be applied towards the GDC SMG Merger Consideration in accordance with the terms of the Escrow Agreement and the remaining $20,759,000 shall be paid, or caused to be paid, by GDC SMG. All of the limited liability company interests of GDC SMG issued and outstanding immediately prior to the Second Step Effective Time shall remain outstanding.

(b)           AII MS and GDC Beechwood. The limited liability company interests of AII MS issued and outstanding immediately prior to the Second Step Effective Time shall be converted into the right to receive an amount of cash equal to $13,876,000 (the “GDC Beechwood Merger Consideration”). Cash from the Fund in the amount of $1,219,000 shall be applied towards the GDC Beechwood Merger Consideration in accordance with the terms of the Escrow Agreement and the remaining $12,657,000 shall be paid, or caused to be paid, by GDC Beechwood. All of the limited liability company interests of GDC Beechwood issued and outstanding immediately prior to the Second Step Effective Time shall remain outstanding.

(c)           AII BC and Aspen. The limited liability company interests of AII BC issued and outstanding immediately prior to the Second Step Effective Time shall be converted into the right to receive an amount of cash equal to $9,175,000 (the “Aspen Merger Consideration”). Cash from the Fund in the amount of $1,019,000 shall be applied towards the Aspen Merger Consideration in accordance with the terms of the Escrow Agreement and the remaining $8,156,000 shall be paid, or caused to be paid, by Aspen. All of the limited liability company interests of Aspen issued and outstanding immediately prior to the Second Step Effective Time shall remain outstanding.

(d)           AII BS, AII BH and Celebration. The limited liability company interests of AII BS issued and outstanding immediately prior to the Second Step Effective Time shall be converted into the right to receive an amount of cash equal to $28,435,000 (the “AII BS/Celebration Merger Consideration”). Cash from the Fund in the amount of $2,362,000 shall be applied towards the AII BS/Celebration Merger Consideration in accordance with the terms of the Escrow Agreement and the remaining $26,073,000 shall be paid, or caused to be paid, by Celebration. The limited liability company interests of AII BH issued and outstanding immediately prior to the Second Step Effective Time shall be converted into the right to receive an amount of cash equal to $24,571,000 (the “AII BH/Celebration Merger Consideration”, together with the AII BS/Celebration Merger Consideration, the “Celebration Merger Consideration”). Cash from the Fund in the amount of $1,121,000 shall be applied towards the AII BH/Celebration Merger Consideration in accordance with the terms of the Escrow

Agreement and the remaining $23,450,000 shall be paid, or caused to be paid, by Celebration . All of the limited liability company interests of Celebration issued and outstanding immediately prior to the Second Step Effective Time shall remain outstanding. The GDC SMG Merger Consideration, the GDC Beechwood Merger Consideration, the Aspen Merger Consideration and the Celebration Merger Consideration are collectively referred to herein as the “Second Step Merger Consideration”. The First Step Merger Consideration and Second Step Merger Consideration are collectively referred to herein as the “Merger Consideration”.

4.02        Cancellation of All Interests. From and after the Second Step Effective Time, all limited liability interests of each of the AII Companies that were issued and outstanding immediately prior to the Second Step Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Second Step Merger Consideration set forth in Section 4.01 in accordance with the terms of this Agreement. At the Second Step Effective Time, the limited liability interest transfer books of each of the AII Companies shall be closed, and there shall be no further transfers on the limited liability company interest transfer books of the AII Companies. Without limiting the generality of the foregoing, notwithstanding any other provision hereof, no Survivor Entity shall be liable to any holder of limited liability company interests of any AII Company delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws for any limited liability company interests of such Survivor Entity or any distributions made with respect thereof.

4.03        Fund. Simultaneously with the execution of this Agreement, the GDC Companies in accordance with Schedule 4.03 shall deliver, or cause to be delivered, to LandAmerica Financial Group (the “Escrow Agent”) an aggregate amount of $7,500,000 (the “Initial Deposit”) by wire transfer of immediately available funds to the account designated by the Escrow Agent in accordance with the terms of the escrow agreement to be entered into by and among the parties hereto and the Escrow Agent substantially in the form attached hereto as Exhibit C (“Escrow Agreement”). The Initial Deposit shall be held by the Escrow Agent in an interest-bearing account in accordance with the terms of the Escrow Agreement. The Initial Deposit and all interest accrued thereon while held by the Escrow Agent shall hereinafter collectively be referred to as the “Fund”. At the Closing, the Initial Deposit shall be paid to the members of the AII Companies as part of the Second Step Merger Consideration in accordance with the terms hereof and the terms of the Escrow Agreement.

ARTICLE V

CLOSING

5.01	Closing.

(a)           Date, Place and Time. The closing of the First Step Mergers, the Second Step Mergers and the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the ARA Companies identified in Section 21.02 on January 5, 2005 (the “Closing Date”); provided, however, that any of ARA, AII or the GDC Owners may extend the Closing Date up to and including January 12, 2005, by delivering written notice of such change to the other two parties prior to 5:00 P.M. (Eastern Standard Time) on Janaury 5, 2005;

provided, further, that ARA, AII and the GDC Owners may change the time, date or place of the Closing by mutual written agreement. Unless otherwise expressly provided herein or in any Trasnaction Document, whenever any action is required under this Agreement or any Transaction Document by any GDC Owner or all of the GDC Owners, it may be effected or taken by the approval of Martin Ginsburg and Samuel Ginsburg (or their respective attorneys in fact), or as otherwise agreed in writing by all of the GDC Owners, and any action by Martin Ginsburg and Samuel Ginsburg on behalf of the GDC Owners shall be binding on all of the GDC Owners.

(b)           Mergers. At the Closing, (a) first, (i) the GDC Companies and the ARA Companies shall duly execute or cause to be duly executed appropriate certificates of merger prepared by the GDC Companies (the “ARA Certificates of Merger”) with respect to the First Step Mergers, and (ii) the GDC Companies, as the surviving limited liability companies, shall cause the ARA Certificates of Merger to be filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of New York, as appropriate, all in accordance with the LLC Statutes and the terms hereof, and (b) second, after the ARA Certificates of Merger have been so filed, (i) the First Step Survivor Entities and the AII Companies shall duly execute or cause to be duly executed appropriate certificates of merger prepared by the GDC Companies (the “AII Certificates of Merger”) with respect to the Second Step Mergers and (ii) the First Step Survivor Entities, as the limited liability companies that will survive the Second Step Mergers, shall cause the AII Certificates of Merger to be filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of New York, as appropriate, all in accordance with the LLC Statutes and the terms hereof. “Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by law to close.

(c)	AII Loan and Defeasance Collateral.

(i)             In the event that on the Closing Date the Property Owners have not secured a loan from a third party institutional lender in the amount equal to at least the Defeasance Amount (herein defined) then on the Closing Date immediately after the Second Step Effective Time, (A) AII shall make loans (the “AII Bridge Loans”) to one or more of the Property Owners as determined by the GDC Owners and ARA (the “AII Bridge Borrowers”) in the aggregate amount of the Defeasance Amount (the “AII Loan Amount”) and each of the AII Bridge Borrowers shall deliver a promissory note in the principal amount of the portion of the AII Loan Amount made to such Property Owner (which portions shall be determined by the GDC Owners and ARA), in the form attached hereto as Exhibit D1 (each, a “AII Bridge Note”), which AII Bridge Note shall bear interest at a rate per annum of 9% and require payment in full of the principal of, and all accrued and unpaid interest on, such AII Bridge Note on or prior to one hundred eighty (180) days after the Closing Date, to AII (it being understood that the proceeds of the AII Bridge Loans shall be used by the AII Bridge Borrowers only for the purposes of purchasing non-callable obligations of the United States of America (“Treasury Bills”) in the amount of the Defeasance Amount, which Treasury Bills shall be used to pay the Defeasance Amount to the Mortgagee, and reasonable expenses related thereto), and (B) (1) the AII Bridge Borrowers shall grant AII exclusive control and dominion over the timing and manner of the purchase and disposition of the Treasury Bills purchased with the proceeds of the AII Bridge Loans pursuant to an agreement(s) with the securities intermediary(s) that execute such transactions, on terms reasonably satisfactory to AII, and, upon the payment of the Defeasance Amount, a first mortgage on the Properties owned by the AII Bridge Borrowers pursuant to a mortgage in the form attached hereto as Exhibit F (the “AII Bridge Mortgages”) and (2) Samuel Ginsburg and Martin Ginsburg shall, jointly and severally, guaranty the obligations of none or one or more of the AII Bridge Borrowers (as determined by the GDC Owners) under the AII Bridge Notes issued thereby pursuant to guaranty(s) in the form of Exhibit D2 in such amounts as determined by the GDC Owners. The “Defeasance Amount” shall equal the amount which is sufficient to purchase direct, non-callable obligations of the United States of America that provide for payments (1) on or prior to, but as close as possible to, all successive scheduled Payment Dates (as defined in the Notes) after the Release Date through the Maturity Dates (as defined in the Notes), and (2) in amounts equal to or greater than the Monthly Debt Service Payment Amounts (as defined in the Notes) required under the Notes through the Maturity Dates of such Notes together with payment in full of the unpaid principal balance of the Notes as of such Maturity Dates. It is acknowledged that ARA may be the lender of all or a portion of the AII Bridge Loans as determined by ARA, AII and the GDC Owners on or prior to the Closing Date and in such event “AII” as used herein with respect to the AII Bridge Loans shall also mean ARA to the extent of such loans that are so made by ARA.

(ii)            In the event that on the Closing Date the Property Owners have not secured a loan from a third party institutional lender in the amount equal to at least $441,000 (the “Requested Amount”) then on the Closing Date immediately following the Second Step Effective Time, (A) ARA shall make a loan (the “ARA Bridge Loan”) to Market Square in the principal amount equal to the Requested Amount and the ARA Borrower (as hereinafter defined) shall deliver to ARA a promissory note in the principal amount of the Requested Amount, in the form attached hereto as Exhibit G1 (the “ARA Bridge Note”), which ARA Bridge Note shall be in the original principal amount of the Requested Amount, bear interest at a rate per annum of 9% and require payment in full of the principal of, and all accrued and unpaid interest on, such ARA Bridge Note on or prior to one hundred eighty (180) days after the Closing Date, to ARA (it being understood that the proceeds of the ARA Bridge Loan shall be used by the ARA Borrower only for the purposes of payment of the Merger Consideration hereunder, expenses of the transactions contemplated hereby and expenses of the Property Owners), and (B) (1) the ARA Borrower shall grant ARA a mortgage on the Property owned by the ARA Borrower pursuant to a mortgage in the form attached hereto as Exhibit H (the “ARA Bridge Mortgage”) and (2) Samuel Ginsburg and Martin Ginsburg shall, jointly and severally, guaranty the obligations of none or one or more of the ARA Borrowers (as determined by the GDC Owners) under the ARA Bridge Notes issued thereby pursuant to a guaranty(s) in the form of Exhibit G2 in such amounts as determined by the GDC Owners. Notwithstanding any other provision hereof, prior to the Closing Date, ARA shall have made an ARA Bridge Loan in the aggregate principal amount of $16,915,000 to Brandywine Condominium, pursuant to an ARA Bridge Note, which obligations thereunder shall be secured by an ARA Bridge Mortgage. For purposes hereof, “ARA Borrower” shall mean Market Square or Brandywine Condominium as to the ARA Bridge Note and the ARA Mortgage issued thereby. It is acknowledged that AII may be the lender of all or a portion of the ARA Bridge Loans as determined by ARA, AII and the GDC Owners on or prior to the Closing Date and in such event “ARA” as used herein with respect to the ARA Bridge Loans shall also mean AII to the extent of such loans that are so made by AII.

(iii)           On the Business Day immediately after the Closing Date, but conditioned on AII making the AII Bridge Loans pursuant to Section 5.01(c)(i), the Property Owners shall pay to the Mortgagee the Defeasance Amount.

(d)           GDC Payments. At the Closing, the GDC Owners and the GDC Companies shall make, or caused to be made, the following payments, in immediately available funds to such account(s) as AII may direct by written notice prior to the Closing:

(i)             GDC SMG Merger Consideration. GDC SMG shall pay, or cause to be paid, $20,759,00 to AII;

(ii)            GDC Beechwood Merger Consideration. GDC Beechwood shall pay, or cause to be paid, $12,657,000 to AII;

(iii)           Aspen Merger Consideration. Aspen shall pay, or cause to be paid, $8,156,000 to AII; and

(iv)          AII BS and AII BH/Celebration Merger Consideration. Celebration shall pay, or cause to be paid, $49,523,000 to AII.

5.02        Effective Times. The First Step Mergers shall become effective as of the date and time of filing of the ARA Certificates of Merger or at such later time as is set forth in the ARA Certificates of Merger, if different, all in accordance with the relevant provisions of the LLC Statutes, which time is hereinafter referred to as the “First Step Effective Time” provided, however, that the First Step Effective Time shall be prior to the Second Step Effective Time. The Second Step Mergers shall become effective as of the date and time of filing of the AII Certificates of Merger or at such later time as is set forth in the ARA Certificates of Merger, if different, all in accordance with the relevant provisions of the LLC Statutes, which time is hereinafter referred to as the “Second Step Effective Time” provided, however, that the Second Step Effective Time shall be after the First Step Effective Time. The First Step Mergers and the Second Step Mergers are collectively referred to herein as the “Mergers”.

ARTICLE VI

TITLE TO PROPERTIES

Each of ARA and the ARA Companies hereby represents and warrants, jointly and severally, to the Survivor Entities, the GDC Companies and the GDC Owners, as of the date hereof, as follows:

6.01        Ownership. Each of Acadia Brandywine Town Center, LLC, a Delaware limited liability company (“Town Center”), Acadia Market Square, LLC, a Delaware limited liability company (“Market Square”), Acadia Brandywine Subsidiary, LLC, a Delaware limited liability company (“Brandywine Subsidiary”), Acadia Brandywine Condominium, LLC, a Delaware limited liability company (“Brandywine Condominium”), and Acadia Brandywine Holdings, LLC, a Delaware limited liability company (“Brandywine Holdings” and together with Town Center, Market Square, Brandywine Subsidiary and Brandywine Condominium, the “Property Owners”), own all of those Properties described on Schedule 6.01(a), which legal descriptions shall be in such form as to be insurable by the Title Company. Schedule 6.01(a) sets forth a complete and accurate description of all real property owned by each Property Owner, which real property is referred to herein as the “Land”. The term “Buildings” means all buildings, improvements and other structures situated on the Land. “Appurtenant Easements” means all easements, rights of way, reservations, privileges, licenses, appurtenances, and other estates and rights of the applicable Property Owner to the Land and the Buildings, and all other intangible property owned or held by the applicable Property Owner in connection therewith, including but not limited to all guarantees, warranties, building permits, sewage and utility agreements, approvals, certificates and all other governmental permits relating thereto. The “Personal Property” refers to all right, title and interest of the applicable Property Owner in and to all fixtures, pumps, machinery, generators, equipment, supplies and other articles of personal property attached or appurtenant to the Land or the Buildings, or located thereon or used in connection therewith more particularly described on Schedule 6.01(b). “Appurtenant Interests” means all right, title and interest of the applicable Property Owner, if any, in and to all strips and gores, all alleys adjoining the Land, and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land to the center line thereof, and all right, title and interest of the applicable Property Owner, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Land or the Buildings by reason of a change of grade of any street, road or avenue, and all oil, gas, storage and mineral rights of the applicable Property Owner, if any, in and to the Land. The “Fee Properties” consist of the Land, together with all of the applicable Property Owner’s right, title and interest in and to the Buildings, the Appurtenant Easements, the Personal Property, the Appurtenant Interests, and all right, title and interest of the applicable Survivor Entity or Property Owner, if any, in and to the trade names of the Buildings. The “Condominium” consists of all of the right, title and interest of the applicable Property Owner in, and to the property described in Schedule 6.01(c), and in and to the Buildings located on the Land described therein, the Personal Property with respect to such Land and Buildings, and in and to the Appurtenant Easements and Appurtenant Interests, and all rights, title and interest of the applicable Survivor Entity or Property Owner, if any, in and to the trade names of the Buildings. The “Properties” consist of the Fee Properties and the Condominium.

6.02        Title; Encumbrances. Each Property Owner solely owns and has good, valid, marketable and insurable title to the Properties as set forth on Schedule 6.01(a), subject only to those matters set forth on Exhibit I annexed hereto and made a part hereof (collectively, the “Permitted Encumbrances”); provided, however, the Permitted Encumbrances (other than (a) those Permitted Encumbrances arising under the Loan Documents and described in Schedule 6.02, (b) taxes not yet due and payable and that may hereafter be paid without penalty, (c) the Leases, (d) utility easements that do not materially adversely affect any of the Properties or the ability of the Property Owners to own, hold, use or operate the Properties in the manner currently owned, held, utilized and operated, and (e) covenants, restrictions and rights that do not materially adversely affect any of the Properties or the ability of the Property Owners to own, hold, use or operate the Properties in the manner currently owned, held, utilized and operated, collectively, “Acceptable Encumbrances”) shall be subject to the review and approval of the GDC Owners subsequent to the date hereof in accordance with Section 12.04 (the “Conditional Permitted Encumbrances”). Subject to the Leases, the Property Owners are in peaceful and undisturbed possession of each parcel of each Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Property for the purposes for which it is currently being used.

6.03        Improvements. All improvements on the Properties were constructed in material compliance with all applicable Laws (including any building, planning or zoning Laws) affecting such Properties. To the actual knowledge, without inquiry, of Joseph Hogan, SVP and Robert Scholem, SVP of Acadia Realty Trust, there are no material latent structural defects affecting any Property.

6.04        Certificates of Occupancy. All the Property is occupied under a valid and current certificate of occupancy or similar Permit.

6.05        Sufficiency of Assets. With the exception of the ARA Company Contracts and the AII Company Contracts, as among the Property Owners, ARA, AII, the ARA Companies, the AII Companies and the respective Affiliates of the foregoing, all tangible and intangible assets required to own and operate the Properties consistent with past practice are owned or leased by the Property Owners.

ARTICLE VII

THE LOAN

7.01        Loan Documents. The $21,750,000 Mortgage Note dated July 9, 2002 issued by B.T. Center Arc, LLC, a Delaware limited liability company, to UBS Warburg Real Estate Investments Inc., a Delaware corporation (the “Lender” or “Mortgagee”), the $16,500,000 Mortgage Note dated May 31, 2002 issued by Market Square at the Town Center, LLC, a Delaware limited liability company, to Mortgagee and the $30,000,000 Mortgage Note dated February 3, 2003 issued by Brandywine Subsidiary to Mortgagee are sometimes hereinafter collectively referred to as the “Notes”, all documents or instruments executed or delivered in connection with the delivery of the Notes are sometimes hereinafter individually referred to as a “Loan Document” and collectively referred to as the “Loan Documents” and the amount advanced under the Notes is referred to as the “Loan”. The Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of July 9, 2002, by B.T. Center Arc, LLC to Mortgagee, the Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of May 31, 2002, by Market Square at the Town Center, LLC to Mortgagee and the Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of February 3, 2003, by Brandywine Subsidiary to Morgagee are sometimes hereinafter collectively referred to as the “Mortgages”. Each of ARA and each ARA Company hereby represents and warrants, jointly and severally, to the Surivivor Entities, the GDC Companies and the GDC Owners as follows: (a) a true, correct and complete list of all of the Loan Documents is set forth on Schedule 7.01; (b) none of the Loan Documents have been amended or modified except as set forth in Schedule 7.01; (c) true, correct and complete copies of the Loan Documents, as same may have been amended or otherwise modified, have been delivered to the GDC Owners prior to the date hereof; (d) as of the date hereof, there is no Default (as defined in the Mortgages) or Event of Default (as defined in the Loan Documents) existing under any of the Loan Documents, and no condition exists or event has occurred that with notice or lapse of time, or both, would constitute such a Default or Event of Default, result in the loss of any right of any party thereunder or create a right of termination in favor of any party thereto and (e) as of the date hereof, all amounts due and payable to the Lender under the Loan Documents have been paid in full. Each reference to a Loan Document shall refer to each such document as modified or amended (i) prior to the date hereof and (ii) on or following the date hereof but prior to the Closing to the extent permitted herein with the prior written consent of the GDC Owners. Each of the GDC Owners and the GDC Companies acknowledge that the transactions contemplated hereby may result in a Default or Event of Default under the Loan Documents.

7.02        Defeasance. Prior to the Closing, the ARA Companies and the AII Companies shall, and, from and after the Closing, the Survivor Entities shall, cause the Property Owners to use all commercially reasonable and good faith efforts to cause the release of the Properties from the Lien of the Mortgages and the other Loan Documents (the “Defeasance”) in accordance with the terms of the Loan Documents, including taking the following actions:

(a)           as soon as practicable after the date hereof, the Property Owners shall deliver written notice to Mortgagee specifying a date, which shall be on or after the Closing Date (the “Release Date”), on which the Defeasance Amount is to be delivered, such Release Date only to occur on a Payment Date (as defined in the Notes);

(b)           on or prior to the Release Date (but after the Closing), the Property Owners shall pay all accrued and unpaid interest and all other sums due under the Notes and under the other Loan Documents up to the Release Date, including all costs and expenses incurred by Mortgagee or its agents in connection with such release (including the fees and expenses incurred by attorneys and accountants in connection with the review of the proposed Defeasance Collateral (as defined in the Mortgages) and the preparation of the Defeasance Security Agreement and related documentation); and

(c)           on or prior to the Release Date (but after the Closing), the Property Owners shall deliver to Mortgagee:

(i)             a pledge and security agreement, in form and substance satisfactory to Mortgagee in its sole discretion, creating a first priority security interest in favor of Mortgagee in the Defeasance Collateral (the “Defeasance Security Agreement”), which shall provide, among other things, that any excess received by Mortgagee from the Defeasance Collateral over the amounts payable by the Property Owners under the Loan Documents shall be refunded to the Property Owners promptly after each Payment Date;

(ii)            a certificate of the Property Owners certifying that all of the requirements set forth in this Section 7.02 have been satisfied;

(iii)           an opinion of counsel for the Property Owners in form and substance and delivered by counsel satisfactory to Mortgagee in its sole discretion stating, among other things, that (1) Mortgagee has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against the Property Owners in accordance with its terms and (2) that any REMIC Trust formed pursuant to a Securitization (as defined in the Mortgages) will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the Defeasance;

(iv)          the Property Owners shall deliver evidence in writing from the applicable Rating Agencies (as defined in the Loan Documents) to the effect that the collateral substitution effected as part of the Defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the Defeasance for any securities issued in connection with the Securitization which are then outstanding;

(v)         a certificate from a firm of independent public accountants acceptable to Mortgagee certifying that the Defeasance Collateral is sufficient to provide for payments (A) on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Release Date through the Maturity Dates (as defined in the Loan Documents), and (B) in amounts equal to or greater than the Monthly Debt Service Payment Amounts (as defined in the Loan Documents) required under the Notes through the Maturity Dates together with payment in full of the unpaid principal balance of the Notes as of the respective Maturity Dates; and

(vi)        such other certificates, documents or instruments as Mortgagee may reasonably require.

The Surviving Entities shall pay all reasonable and customary costs, expenses or fees imposed by the Lender to effect the Defeasance. Each party hereto agrees to use all commercially reasonable efforts to reasonably cooperate with the Property Owners in their efforts to effect the Defeasance. The ARA Companies and the AII Companies shall not permit the Property Owners to modify any of the Loan Documents prior to the Closing without the GDC Owners’ prior written consent, which consent may be granted in their sole discretion.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES REGARDING THE PROPERTY OWNERS

ARA and the ARA Companies hereby, jointly and severally, represent and warrant to the GDC Owners, the GDC Companies and the Survivor Entities, as of the date hereof, as follows:

8.01        Organization and Qualification. All of the Property Owners are duly formed and validly existing limited liability companies organized under the laws of the State of Delaware and are in good standing and qualified to conduct business therein. The Property Owners do not own any equity interest, directly or indirectly, in any Person. Each Property Owner has all requisite power and authority to own, lease and operate its properties (including the Properties owned thereby) and to carry on its business as now being conducted.

8.02        Leases. There are no leases, subleases, licenses, sublicenses, other occupancy agreements or other Contracts to which any of the Property Owners is a party affecting any portion of the Properties, except for the leases (including all amendments and/or modifications thereto) listed in Schedule 8.02(a) and made a part hereof (collectively the “Leases”), true, correct and complete copies of which (including all amendments and/or modifications thereto) have been delivered to the GDC Owners prior to the date hereof. Except as provided in the Leases, no Property Owner has granted any option or right of first offer or right of first refusal to purchase any Property or any portion thereof. Annexed hereto as Schedule 8.02(b) is a true, correct and complete rent roll for each of the Properties as of November 24, 2005. There are no rents more than thirty (30) days past-due owing under the Leases except as set forth in Schedule 8.02(c) hereto. For purposes hereof, “Knowledge” means (a) with respect to ARA or any ARA Company on any matter in question, (i) all facts actually known by Robert Scholem, SVP, Joseph Povinelli, SVP and Carol Smrek, VP on the subject date and (ii) all facts that any such individual should have known with respect to such matter if such individual had made a reasonable inquiry into such matter, (b) with respect to AII or any AII Company on any matter in question, (i) all facts actually known by Robert Masters, Esq., on the subject date and (ii) all facts that any such individual should have known with respect to such matter if such individual had made a reasonable inquiry into such matter, and (c) with respect to the GDC Owners or any GDC Company on any matter in question, (i) all facts actually known by Christine McWalters, William Ingraham and Samuel Ginsburg on the subject date and (ii) all facts that any such individual should have known with respect to such matter if such individual had made a reasonable inquiry into such matter.

8.03        Litigation. Except as set forth on Schedule 8.03, there is no (a) material action, suit or proceeding, claim, arbitration, litigation or investigation (including any action, suit, proceeding, claim, litigation or investigation by or before any Governmental Entity) (each, an “Action”) pending or, to the Knowledge of ARA, threatened, against any Property Owner and (b) outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other decision against any Property Owner. “Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or foreign, international, multinational or other government, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

8.04        New Leases. Subject to Section 12.01(a) with respect to any New Leases, except as set forth on Schedule 8.04, no tenant, licensee or occupant under any of the Leases is or, as of the Closing, will be entitled to any free rent, abatement, or concessions with respect to periods after Closing nor any construction allowances, rebates, payments or reimbursements of tenant improvement costs, or refunds payable after Closing, and no tenant, licensee or occupant under any of the Leases has or, as of the Closing, will have prepaid any rents or other charges for more than one (1) month. No tenant under any Lease has any option, right of first refusal or occupancy claim against any Properties or any part thereof except to occupy the Properties. There are no leasing broker fees outstanding.

8.05        Insurance. The Property Owners have not received any written request by any insurance carrier, insurance broker or agent, or Board of Fire Underwriters for any alterations to any of the Properties, nor have they received any written notice that any defective condition exists in, on or about any Properties from any Person. Schedule 8.05 sets forth a complete and correct list of all policies or binders of insurance and all insurance bonds held or maintained by or for the benefit of any Property Owner (including all existing title insurance policies) (collectively, the “Insurance Policies”), specifying the insurer, the amount and nature of coverage, the risk insured against, the deductible amount (if any) and the date through which coverage shall continue by virtue of premiums already paid.

8.06        Condemnation, Certain Other Proceedings and Real Estate Issues. (a) There is no pending or, to the Knowledge of each of ARA and each ARA Company, threatened or contemplated condemnation, eminent domain, rezoning, assessment or similar Action affecting any of the Properties or any part or portion thereof, and none of the Property Owners, ARA or the ARA Companies have received any notice of any such Action or have Knowledge of the existence of any fact that might give rise to any such Action.

(b)          To the Knowledge of each of ARA and each ARA Company, each Property Owner and each Property is in compliance in all material respects with all zoning requirements applicable to the Properties.

(c)          To the Knowledge of each of ARA and each ARA Company, there is no intended or promised public improvement or special assessment affecting or that could affect any Property or any portion thereof that could result in any charge being levied or assessed against it or in the creation of any Lien against it. To the Knowledge of each of ARA and each ARA Company, there is no plan, study or program in effect by any Governmental Entity to widen, modify or realign any street providing access to or running adjacent to any Property or any portion thereof, or that in any other way might materially affect the current use of any Property or any portion thereof. The Property Owners have legal and practical vehicular access to the Properties. There is no commitment or agreement with any Governmental Entity or public or private utility affecting any Property or any portion thereof that has not been disclosed in writing by ARA to the GDC Owners. For purposes hereof, “Lien” means any mortgage, deed of trust, lien, pledge, claim, charge, security interest, option, restriction, limitation, easement, title defect or other adverse claim of ownership or use, or other encumbrance of any kind, character or description, whether or not of record (including any deposit, conditional or installment sale, other title retention Contract or capital lease), any lease in the nature thereof, any filing of, or agreement to, give any financing statement, or any real estate Taxes, mechanic’s liens, assessments and judgments.

(d)          To the Knowledge of each of ARA and each ARA Company, there is no defect or condition of the soil that could impair the use of any Property or any portion thereof by the Property Owners. To the Knowledge of each of ARA and each ARA Company, there is no mining, mineral or water extraction or development project in progress under any Property or any portion thereof or on or under any other land in the vicinity thereof that could in any way affect (including by subsidence) any Property or any portion thereof.

(e)          To the Knowledge of each of ARA and each ARA Company, all utilities necessary for the historic and current use, occupancy, operation and maintenance of the Properties, including gas, electricity, steam, water, sewer, telephone, cable, fiber optic cable and

Internet access, are currently available and fully operational. There is no encroachment of any improvement, fixture, building, structure or fence located on any Property onto any adjoining land, nor any encroachment onto any Property of any improvement, fixture, building, structure or fence located on any adjoining land.

8.07        Foreign Person. None of the Property Owners is a “foreign person” as such term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulation promulgated thereunder (collectively, the “Code”), nor will the transactions herein contemplated be subject to Section 897 of the Code or the withholding requirements of Section 1445 of the Code.

8.08        Labor Contracts. There are no labor contracts, union contracts, collective bargaining agreements, or any other employee agreements, written or oral, affecting any portion of the Properties (“Labor Contracts”).

8.09        Contracts. Schedule 8.09 contains a true, correct and complete list of all binding agreements, contracts, commitments, arrangements and understandings (“Contracts”) to which any of the Property Owners is a party (the “Property Owner Contracts”), all of which may be cancelled (without penalty) within thirty (30) days of any notice to cancel, except as expressly noted in Schedule 8.09. True and complete copies of all Property Owner Contracts have been delivered to the GDC Owners.

8.10        Compliance with Laws. Except as set forth on Schedule 8.10, each of the Property Owners is, and the business and operations thereof have been conducted, in compliance with all Laws to which such Property Owner is subject (including all Laws relating to access for the handicapped, environmental or zoning matters). To the Knowledge of ARA, no Property Owner has been charged with a violation of any applicable Law during the period from January 31, 2003 through the date hereof. Each Property Owner has filed all reports required to be filed with any Governmental Entity as to which the failure to file such reports would reasonably be expected to have a Material Adverse Effect with respect to such Property Owner. Each Property Owner has obtained all permits, certificates, licenses, approvals, orders, writs, determinations and other authorizations, and made all registrations, declarations, filings or notices (collectively, “Permits”) required in connection with the operation of the business thereof, except (a) for Permits required to be obtained or made in connection with the consummation of the transactions contemplated hereby and (b) where the failure to obtain such Permit has not had and would not reasonably be expected to have an Material Adverse Effect with respect to such Property Owner or any Property. To the Knowledge of ARA, (a) all such Permits are in good standing or, where applicable, an application or renewal application has been timely filed, is pending and approval is expected by ARA to be obtained, and (b) each Property Owner is in material compliance with all terms and conditions of all such Permits and is not required to make any expenditure in order to obtain or renew any Permit. “Material Adverse Effect” means, with respect to a Person (or a Property, as the case may be) any circumstance, change or effect that is materially adverse to (i) the condition (financial or otherwise), assets, liabilities, business, operations or results of operations of such Person (or the Person that owns such Property) or (ii) the ability of such Person to consummate (or participate in the consummation of) any Merger or any other transaction contemplated hereby, other than any such effect or change (A) resulting from or arising in connection with (1) general economic or industry-wide conditions or (2) this Agreement or the transactions contemplated hereby or (B) attributable to the fact that the prospective owner of any of the ARA Companies, the AII Companies, the Property Owners or the Properties is a Survivor Entity or any Affiliate of a Survivor Entity.

8.11        Organizational Documents. Schedule 8.11 sets forth a true, correct and complete list of all of the documents pursuant to which each of the Property Owners is organized and governed, including all certificates of formation, limited liability operating agreements and all amendments to the foregoing and all other agreements among any legal or beneficial owners of interest in such entities in the nature of voting agreements, buy-sell agreements, or company agreements (collectively, the “Organizational Documents”). The Organizational Documents are in full force and effect and true and complete copies thereof have been delivered or otherwise made available to the GDC Owners prior to the date hereof.

8.12	Employees. None of the Property Owners currently has any employees.

8.13        Loan Documents. Except for the Loan and the Loan Documents (the current outstanding amounts of which are set forth on Schedule 8.13), none of the Property Owners has any Indebtedness outstanding. “Indebtedness” means, with respect to a Person, any of the following: (a) any indebtedness or obligations for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities arising in the ordinary course of business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness or other obligations created or arising under any conditional sale or other title retention agreement or arrangement, (f) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities (including reimbursement obligations in respect thereof), (g) any obligations upon which interest charges are customarily paid, (h) any guaranty or other contingent obligations in respect of any type of indebtedness or obligations referred to in the foregoing clauses, (i) all indebtedness of a third party that is secured by any Lien on any property of such Person and (j) all obligations under hedging obligations.

8.14        Tax Returns. Each of the Property Owners has duly filed with the appropriate Governmental Entities all federal, state, commonwealth, county, municipal, and local Tax Returns required to be filed by them (each, a “Required Tax Return”) and has paid all taxes, interest and penalties that have become due and payable by each such entity, as applicable, other than those for which an extension has been duly obtained, which extensions are set forth on Schedule 8.14. ARA has made available to the GDC Owners for inspection complete and accurate copies of all Required Tax Returns for periods ended after January 31, 2003 requested thereby, and all schedules thereto.

8.15	Environmental.

(a)           There are no pending or, to the Knowledge of ARA, threatened Actions relating to the Property or a Property Owner alleging a violation of any Laws relating to protection of the environment (“Environmental Laws”), except as disclosed in Schedule 8.15.

(b)           Neither ARA nor any ARA Company or any Property Owner has received any written communication from any Person that alleges that any Property Owner or any real or personal property that any Property Owner owns, operates, occupies, leases or manages (including the Properties), in whole or in part, directly or indirectly, is not in compliance with applicable Environmental Laws.

(c)         Each Property Owner has obtained (or has made) and maintains all applicable Permits required under applicable Environmental Law (“Environmental Permits”) necessary for the construction and operation of its facilities (including the Properties) and the conduct of its operations, and all such Environmental Permits are in good standing or, where applicable, an application or renewal application has been timely filed, is pending and approval is expected by ARA to be obtained, and each Property Owner is in compliance in all material respects with all terms and conditions of all such Environmental Permits and is not required to make any expenditure in order to obtain or renew any Environmental Permit.

8.16        Property Information. Complete copies of the following documents and information with respect to the Properties have been delivered to the GDC Owners:

(a)         all surveys, as built drawings, plans, specifications, engineering and mechanical data relating to the Properties, which are in the Property Owners’ possession;

(b)         true, legible and complete copies of each deed for each parcel of each Property and, to the extent available, all the title insurance policies, title reports, certificates of occupancy, appraisals, Permits, Liens, title documents and other documents relating to or otherwise affecting the any Property;

(c)           a copy of all environmental reports and audits in the Property Owners’ possession with respect to the Properties including all Phase I and Phase II environmental assessments;

(d)           income and expense statements, year-end financial and monthly operating statements for the Properties and the Property Owners for the period (i) February 1, 2003 through December 31, 2003, (ii) 2004 and (iii) January 1, 2005 through September 30, 2005 (the “Financial Statements”);

(e)           bills issued for the fiscal tax years 2004 and for the expired portion of the current fiscal year for all real estate taxes and personal property taxes for the Properties and a copy of any and all notices pertaining to real estate taxes or assessments applicable to the Properties;

(f)            copies of all liability insurance policies covering the Properties, whether obtained by the Propety Owners or by tenants under leases; and

(g)           an inventory of all equipment, supplies, furniture and other personal property located at or associated with the Properties (specifying whether owned or leased).

8.17        Accounts Receivable. Annexed hereto as Schedule 8.17 is a true, correct and complete copy of the accounts receivable for each of the Properties. All such accounts receivable (a) represent actual obligations incurred by the applicable account debtors and (b) have arisen from bona fide transactions in the ordinary course of the business of the Property Owners.

8.18        Taxes. (a) Each of the Property Owners has properly filed or caused to be filed or will cause to be filed, within the times and within the manner prescribed by law, all Required Tax Returns, (b) each Required Tax Return is complete and accurate, (c) each of the Property Owners has paid or made adequate provisions for the payment of all Taxes due or payable (without regard to whether such Taxes have been assessed), (d) there are no Tax Liens upon the Properties or any other asset of a Property Owner, except Liens for Taxes not yet due and payable, (e) none of the the Property Owners is a party to any pending or, to the Knowledge of ARA, threatened Action for collection of any Tax, (f) to the Knowledge of ARA, none of the Properties or Property Owners has been audited by any Tax authority nor has any Property Owner received notice of any such authority’s intention to conduct any such audit, and (g) none of the Property Owners has any liability for any Taxes of any Person as a transferee or successor, by contract or otherwise. “Taxes”, as used in this Agreement, means all income, gross receipts, profits, franchise, sales, use, occupation, property (including in lieu-of-taxes), capital, environmental, employment, severance, excise, workers’ compensation, social security, withholding or similar taxes or other governmental fees or charges of a similar nature, however denominated, imposed by any federal, state, local or other political subdivision taxing authority, whether imposed directly on a Person or resulting as a transferee or successor, by contract or otherwise, and including any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. “Tax Return” as used in this Agreement, means any return, declaration, report, claim for refund, statement, extension request, information return or other document (including any amendment thereto) filed or to be filed or required to be filed or supplied to any federal, state, local or foreign Tax authority or any other Government Entity with respect to Taxes.

8.19        Capitalization. Schedule 8.19 contains a list of all holders of limited liability company interests of the Property Owners that are issued and outstanding, in each case, including the number of limited liability company interests held by each such holder, all of which interests have been duly authorized and validly issued, were issued in compliance with all applicable federal and state securities Laws and are owned by the holders thereof free and clear of all Liens. Other than as set forth on Schedule 8.19, the Property Owners do not have any outstanding limited liability company interests or securities convertible, exercisable or exchangeable for or into, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions by which a Property Owner is bound to issue, limited liability company interests or other securities. Without limiting the generality of the foregoing, B.T.

Center Special, LLC is not a limited liability company member of Brandywine Condominium for tax purposes or otherwise.

8.20	Financial Statements; Liabilities.

(a)           The Financial Statements present fairly in all material respects the financial condition and results of operations of the Property Owners as of the date and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles and practices as in effect from time to time and consistently applied throughout the periods involved (“GAAP”), except for the absence of required footnote disclosures.

(b)           There are no Liabilities of the Property Owners except (i) as set forth in the Financial Statements or disclosed in the notes thereto, (ii) non-default-related Liabilities arising out of the Property Owner Contracts and (iii) other Liabilities arising in the ordinary course business that do not have, individually or in the aggregate, a Material Adverse Effect on the Property Owners. For purposes hereof, “Liabilities” means all debts, liabilities and obligations of any kind, nature or type, whether accrued or fixed, absolute, contingent or unliquidated, matured or unmatured, determined or determinable, known or unknown, or otherwise, including Taxes and those arising under any applicable Law (regardless of the time of the application of such Law), any Action and any order, writ, judgment, injunction, decree, stipulation, determination or award entered or issued by or with any Governmental Entity and those arising under any Contract (including all environmental claims).

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF ARA, AII, THE ARA COMPANIES
AND THE AII COMPANIES

9.01        Representations and Warranties of ARA and the ARA Companies. Each of ARA and the ARA Companies hereby, jointly and severally, represent and warrant to the GDC Owners, the GDC Companies and the Survivor Entities, as of the date hereof, as follows:

(a)           Organization and Good Standing. Such Person is a duly formed and validly existing limited liability company under the laws of the State of Delaware and is in good standing and qualified to conduct business therein. Such Person has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b)           Capitalization. Schedule 9.01(b) contains a list of all holders of limited liability company interests of each ARA Company that are issued and outstanding, in each case, including the number of limited liability company interests held by each such holder, all of which interests have been duly authorized and validly issued, were issued in compliance with all applicable federal and state securities Laws and are owned by the holders thereof free and clear of all Liens. Other than as set forth on Schedule 9.01(b), each ARA Company does not have any outstanding limited liability company interests or securities convertible, exercisable or exchangeable for or into, and there are no Contracts by which any ARA Company is bound to issue, limited liability company interests or other securities.

(c)           Ownership of Assets. Other than as set forth on Schedule 9.01(c), no ARA Company currently owns or controls, or in the past has owned or controlled, directly or indirectly, any interest in any other Person or any assets or properties (other than limited liability company interests of the Property Owners). No ARA Company currently employs, and in the past has employed, any individual as an employee, contractor, consultant or otherwise. The ARA Companies own the limited liability interests of the Property Owners as set forth on Schedule 8.19, free and clear of all Liens.

(d)           Authority and Enforceability. Such Person has the requisite power, right and authority to enter into this Agreement and the other agreements and instruments contemplated hereby (collectively, the “Transaction Documents”) to which it is or shall be a party and to consummate the Mergers and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such other Transactions Documents by such Person and the consummation of the Mergers and such other transactions have been duly and validly authorized by all necessary limited liability company action on the part of such Person. This Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

(e)	No Conflicts; Consents.

(i)             The execution and delivery by such Person of this Agreement and each other Transaction Document to which it is a party do not, and the consummation by such Person of the Mergers and the other transactions contemplated hereby to which such Person or any Property Owner is a party and the compliance by such Person and the Property Owners with the terms and provisions hereof and thereof will not (A) violate the provisions of any of the Organizational Documents of such Person or any Property Owner, (B) conflict with, result in the breach or violation of, require any consent under, or constitute a default under, or grounds for termination of, any Contract to which such Person or any Property Owner is a party or any Contract or Permit by which such Person or any Property Owner is bound or to which such Person, any Property Owner or any Property is subject, (C) violate any Law applicable to such Person or any Property Owner, or (D) result in the creation or imposition of any Liens upon any of the assets owned or used by such Person or any Property Owner, except (x) in each such case where such violation, conflict, breach, consent, default, termination or Lien would not reasonably be expected to have Material Adverse Effect on such Person or Property Owner and (y) the Loan Documents if the Closing occurs prior to the Defeasance.

(ii)            No Permit of, registration, declaration or filing with, or notice to, any Governmental Entity or other Person is required by such Person or any Property

Owner in connection with the execution and delivery of this Agreement, any other Transaction Document and the consummation of the Mergers or any other transactions contemplated hereby or thereby, except for any Permits, registrations, declarations, filings and notices the failure to obtain would not reasonably be expected to have a Material Adverse Effect with respect to such Person.

(f)         Taxes. All Tax Returns required to have been filed by such Person have been duly filed, and each such Tax Return is complete and accurate and reflects the liability of such Person for Taxes. All Taxes shown on such Tax Returns as due have been paid and all other Taxes (including related interest and penalties) that have become due and payable by such Person have been paid, other than those for which an extension has been duly obtained. To the Knowledge of ARA, there is no audit currently pending against ARA or any ARA Company in respect of any Taxes, nor has ARA or any ARA Company received written notice of the intention of any Governmental Entity to conduct any such audit. There are no Liens on any of the assets of such Person that arose in connection with any failure (or alleged failure) to pay any Tax, other than Liens for Taxes not yet due and payable. Such Person has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any third party. ARA has made available to the GDC Owners for inspection complete and accurate copies of all Tax Returns of any ARA Company, all schedules thereto and all written communications, examination reports and statements of deficiencies relating thereto to the extent requested by the GDC Owners.

(g)         Compliance with Laws. To the Knowledge of ARA, such Person is in compliance with all Laws to which the business of the such Person is subject, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect with respect to such Person. No ARA Company has been charged with a violation of any applicable Law. Each ARA Company has filed all reports required to be filed with any Governmental Entity as to which the failure to file such reports would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to such ARA Company. Each ARA Company has obtained all Permits required in connection with the operation of the business thereof, except (i) for Permits required to be obtained or made in connection with the consummation of the transactions contemplated hereby and (ii) where the failure to obtain such Permit has not had and would not reasonably be expected to have an Material Adverse Effect with respect to such ARA Company. To the Knowledge of ARA, (i) all such Permits are in good standing or, where applicable, an application or renewal application has been timely filed, is pending and approval is expected by ARA to be obtained, and (ii) each ARA Company is in material compliance with all terms and conditions of all such Permits and is not required to make any expenditure in order to obtain or renew any Permit.

(h)         Contracts. Schedule 9.01(h) sets forth a true, correct and complete list of each Contract to which any of the ARA Companies is party (the “ARA Company

Contracts”). True and complete copies of all ARA Company Contracts have been delivered to the GDC Owners. Each ARA Company Contract constitutes a valid and binding obligation of, and is enforceable against, the ARA Company that is a party thereto and, to the Knowledge of ARA, the other parties thereto in accordance with its terms.

(i)          Liabilities. There are no Liabilities of the ARA Companies, except (i) non-default-related Liabilities arising out of the ARA Company Contracts and (ii) other Liabilities arising in the ordinary course of business that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such ARA Company.

(j)          Litigation. There is no (i) Action pending or, to the Knowledge of ARA, threatened, against such Person and (ii) outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other decision against such Person.

(k)         Brokers. Neither such Person nor any Affiliate thereof has incurred any broker’s, lender’s or placement fee or commission with respect to the Mergers, this Agreement, any other Transaction Document or any other transaction contemplated hereby or thereby.

(l)          Securities Laws. The registration of any security or the filing or obtaining of any Permit under any securities Laws is not required in connection with the Mergers with respect to the limited liability company interests of any ARA Company. Neither ARA nor any ARA Company has taken any action or has omitted to take any action that would cause the participation of such limited liability company interests in the Mergers to not be in compliance with the requirements of all Laws applicable to the offer, issuance, sale and transfer of securities.

9.02        Representations and Warranties of AII and the AII Companies. Each of AII and the AII Companies hereby, jointly and severally, represent and warrant to the GDC Owners, the GDC Companies and the Survivor Entities, as of the date hereof, as follows:

(a)           Organization and Good Standing. Such Person is a duly formed and validly existing limited liability company under the laws of the State of Delaware and is in good standing and qualified to conduct business therein. Such Person has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b)           Capitalization. Schedule 9.02(b) contains a list of all holders of limited liability company interests of each AII Company that are issued and outstanding, in each case, including the number of limited liability company interests held by each such holder, all of which interests have been duly authorized and validly issued, were issued in compliance with all applicable federal and state securities Laws and are owned by the holders thereof free and clear of all Liens. Other than as set forth on Schedule 9.02(b), each AII Company does not have any outstanding limited liability company interests or securities convertible, exercisable or exchangeable for or into, and there are no Contracts by which any AII Company is bound to issue, limited liability company interests or other securities.

(c)           Ownership of Assets. Other than as set forth on Schedule 9.02(c), no AII Company currently owns or controls, or in the past has owned or controlled, directly or indirectly, any interest in any other Person or any assets or properties (other than limited liability company interests of the Property Owners). No AII Company currently employs, and in the past has employed, any individual as an employee, contractor, consultant or otherwise. The AII Companies own the limited liability interests of the Property Owners as set forth on Schedule 8.19, free and clear of all Liens.

(d)           Authority and Enforceability. Such Person has the requisite power, right and authority to enter into this Agreement and each other Transaction Document to which it is or shall be a party and to consummate the Mergers and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such other Transactions Documents by such Person and the consummation of the Mergers and such other transactions have been duly and validly authorized by all necessary limited liability company action on the part of such Person. This Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

(e)	No Conflicts; Consents.

(i)             The execution and delivery by such Person of this Agreement and each other Transaction Document to which it is a party do not, and the consummation by such Person of the Mergers and the other transactions contemplated hereby to which such Person or any Property Owner is a party and the compliance by such Person and the Property Owners with the terms and provisions hereof and thereof will not (A) violate the provisions of any of the Organizational Documents of such Person, (B) conflict with, result in the breach or violation of, require any consent under, or constitute a default under, or grounds for termination of, any Contract to which such Person is a party or any Contract or Permit by which such Person is bound or to which such Person, is subject, (C) violate any Law applicable to such Person, or (D) result in the creation or imposition of any Liens upon any of the assets owned or used by such Person, except (x) in each such case where such violation, conflict, breach, consent, default, termination or Lien would not reasonably be expected to have Material Adverse Effect on such Person and (y) the Loan Documents if the Closing occurs prior to the Defeasance.

(ii)            No Permit of, registration, declaration or filing with, or notice to, any Governmental Entity or other Person is required by such Person in connection with the execution and delivery of this Agreement, any other Transaction Document and the consummation of the Mergers or any other transactions contemplated hereby or thereby, except for any Permits, registrations, declarations, filings and notices the failure to obtain would not reasonably be expected to have a Material Adverse Effect with respect to such Person.

(f)         Taxes. All Tax Returns required to have been filed by such Person have been duly filed, and each such Tax Return is complete and accurate and reflects the liability of such Person for Taxes. All Taxes shown on such Tax Returns as due have been paid and all other Taxes (including related interest and penalties) that have become due and payable by such Person have been paid, other than those for which an extension has been duly obtained. To the Knowledge of AII, there is no audit currently pending against AII or any AII Company in respect of any Taxes, nor has AII or any AII Company received written notice of the intention of any Governmental Entity to conduct any such audit. There are no Liens on any of the assets of such Person that arose in connection with any failure (or alleged failure) to pay any Tax, other than Liens for Taxes not yet due and payable. Such Person has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any third party. AII has made available to the GDC Owners for inspection complete and accurate copies of all Tax Returns of any AII Company, all schedules thereto and all written communications, examination reports and statements of deficiencies relating thereto to the extent requested by the GDC Owners.

(g)         Compliance with Laws. To the Knowledge of AII, such Person is in compliance with all Laws to which the business of the such Person is subject, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect with respect to such Person. No AII Company has been charged with a violation of any applicable Law. Each AII Company has filed all reports required to be filed with any Governmental Entity as to which the failure to file such reports would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to such AII Company. Each AII Company has obtained all Permits required in connection with the operation of the business thereof, except (i) for Permits required to be obtained or made in connection with the consummation of the transactions contemplated hereby and (ii) where the failure to obtain such Permit has not had and would not reasonably be expected to have an Material Adverse Effect with respect to such AII Company. To the Knowledge of AII, (i) all such Permits are in good standing or, where applicable, an application or renewal application has been timely filed, is pending and approval is expected by AII to be obtained, and (ii) each AII Company is in material compliance with all terms and conditions of all such Permits and is not required to make any expenditure in order to obtain or renew any Permit.

(h)         Contracts. Schedule 9.02(h) sets forth a true, correct and complete list of each Contract to which any of the AII Companies is party (the “AII Company Contracts”). True and complete copies of all AII Company Contracts have been delivered to the GDC Owners. Each AII Company Contract constitutes a valid and binding obligation of, and is enforceable against, the AII Company that is a party thereto and, to the Knowledge of AII, the other parties thereto in accordance with its terms.

(i)          Liabilities. There are no Liabilities of the AII Companies, except (i) non-default-related Liabilities arising out of the AII Company Contracts and (ii) other Liabilities arising in the ordinary course of business that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such AII Company.

(j)          Litigation. There is no (i) Action pending or, to the Knowledge of AII, threatened, against such Person and (ii) outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other decision against such Person.

(k)         Brokers. Neither such Person nor any Affiliate thereof has incurred any broker’s, lender’s or placement fee or commission with respect to the Mergers, this Agreement, any other Transaction Document or any other transaction contemplated hereby or thereby.

(l)          Securities Laws. The registration of any security or the filing or obtaining of any Permit under any securities Laws is not required in connection with the Mergers with respect to the limited liability company interests of any AII Company. Neither AII nor any AII Company has taken any action or has omitted to take any action that would cause the participation of such limited liability company interests in the Mergers to not be in compliance with the requirements of all Laws applicable to the offer, issuance, sale and transfer of securities.

ARTICLE X

REPRESENTATIONS AND WARRANTIES OF THE GDC OWNERS AND THE GDC COMPANIES

Each of the GDC Owners and the GDC Companies hereby, jointly and severally, represent and warrant to ARA, AII, the ARA Companies and the AII Companies, as of the date hereof, as follows:

10.01	[Intentionally Omitted]

10.02     Capitalization. Schedule 10.02 contains a list of all holders of limited liability company interests of each GDC Company that are issued and outstanding, in each case, including the number of limited liability company interests held by each such holder, all of which interests have been duly authorized and validly issued, were issued in compliance with all applicable federal and state securities Laws and are owned by the holders thereof free and clear of all Liens. Other than as set forth on Schedule 10.02, each GDC Company does not have any outstanding limited liability company interests or securities convertible, exercisable or exchangeable for or into, and there are no Contracts by which any GDC Company is bound to issue, limited liability company interests or other securities. The 22.22% GDC SMG Interest, the 22.22% GDC Beechwood Interest, the 22.22% Aspen Interest and the 22.22% Celebration Interest issuable pursuant to the First Step Mergers, when issued, will be duly authorized and validly issued and issued in compliance with all applicable federal and state securities Laws and free and clear of all Liens (other than Liens created by ARA).

10.03     Ownership of Assets. Immediately prior to the Closing, no GDC Company shall (a) own or control, directly or indirectly, any interest in any other Person or any assets or properties or (b) employ any individual, whether as an employee, contractor, consultant or otherwise.

10.04     Authority and Enforceability. Each of Martin Ginsburg, Samuel Ginsburg and Adam Ginsburg has the full legal capacity to execute and deliver this Agreement and each of the Transaction Documents to which he is a party and to consummate the Mergers and the other transactions contemplated hereby and thereby. Each of Samuel Ginsburg 2000 Trust Agreement #1, Martin Ginsburg 2000 Trust Agreement #1 and the GDC Companies has the requisite power, right and authority to enter into this Agreement, each of the other Transaction Documents to which it is a party and to consummate the Mergers and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such other Transaction Documents by each of the GDC Owners and the GDC Companies, as applicable, and the consummation of the Mergers and such other transactions have been duly authorized by all necessary limited liability company, trust or other action, as applicable, on the part of the GDC Owners and each of the GDC Companies. This Agreement has been, and on or prior to the Closing each other Transaction Document will be, duly executed and delivered by each of the GDC Owners and each of the GDC Companies that is a party hereto and thereto and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes, and each other Transaction Document to which any of the GDC Owners or GDC Companies is or will be a party, constitutes or, when so executed and delivered, will constitute, the legal, valid and binding obligation of each of the GDC Owners and the GDC Companies, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (b) the availability of injunctive relief and other equitable remedies.

10.05	No Conflicts; Consents.

(a)           The execution and delivery of this Agreement by each of the GDC Owners and the GDC Companies and each other Transaction Document to which it is a party do not, and the consummation by each of them of the Mergers and the other transactions contemplated hereby to which it is a party and the compliance by each of them with the terms and provisions hereof and thereof will not, (i) violate the provisions of any of the Organizational Documents of Samuel Ginsburg 2000 Trust Agreement #1, Martin Ginsburg 2000 Trust Agreement #1 or any of the GDC Companies, (ii) conflict with, result in the breach or violation of, require any consent under, or constitute a default under, or grounds for termination of, any Contract to which any of the GDC Owners or the GDC Companies is a party or any Contract or Permit by which any such Person is bound or to which any such Person, is subject, (iii) violate any Law applicable to any of the GDC Owners or the GDC Companies, or (iv) result in the creation or imposition of any

Liens upon any of the assets owned or used by any of the GDC Owners or the GDC Companies, except in each such case where such violation, conflict, breach, consent, default, termination or Lien would not reasonably be expected to have Material Adverse Effect on such Person.

(b)           No Permit of, registration, declaration or filing with, or notice to, any Governmental Entity or any other Person is required by any of the GDC Owners or the GDC Companies in connection with the execution and delivery of this Agreement, any other Transaction Document and the consummation of the Mergers or any other transactions contemplated hereby or thereby, except for such Permits, registrations, declarations, filings and notices the failure to obtain would not reasonably be expected to have a Material Adverse Effect on any of the GDC Owners or the GDC Companies.

10.06     Taxes. All Tax Returns required to have been filed by any of the GDC Companies have been duly filed, and each such Tax Return is complete and accurate and reflects the liability of such Person for Taxes. All Taxes shown on such Tax Returns as due have been paid and all other Taxes (including related interest and penalties) that have become due and payable by such Person have been paid, other than those for which an extension has been duly obtained. To the Knowledge of GDC, there is no audit currently pending against any GDC Company in respect of any Taxes, nor has GDC or any GDC Company received written notice of the intention of any Governmental Entity to conduct any such audit. There are no Liens on any of the assets of such Person that arose in connection with any failure (or alleged failure) to pay any Tax, other than Liens for Taxes not yet due and payable. Such Person has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any third party. The GDC Owners have made available to ARA for inspection complete and accurate copies of all Tax Returns of any GDC Company, all schedules thereto and all written communications, examination reports and statements of deficiencies relating thereto to the extent requested by ARA.

10.07     Compliance with Laws. To the Knowledge of GDC, each of the GDC Companies is in compliance with all Laws to which the business of the such Person is subject, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect with respect to such Person. No GDC Company has been charged with a violation of any applicable Law. Each GDC Company has filed all reports required to be filed with any Governmental Entity as to which the failure to file such reports would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to such GDC Company. Each GDC Company has obtained all Permits required in connection with the operation of the business thereof, except (a) for Permits required to be obtained or made in connection with the consummation of the transactions contemplated hereby and (b) where the failure to obtain such Permit has not had and would not reasonably be expected to have an Material Adverse Effect with respect to such GDC Company. To the Knowledge of the GDC Owners, (a) all such Permits are in good standing or, where applicable, an application or renewal application has been timely filed, is pending and approval is expected by the GDC Owners to be obtained, and (b) each GDC Company is in material compliance with all terms and conditions of all such Permits and is not required to make any expenditure in order to obtain or renew any Permit.

10.08	Contracts. None of the GDC Companies is a party to any Contract.

10.09	Liabilities. None of the GDC Companies has any Liabilities.

10.10     No Litigation. There is no (i) Action pending or, to the Knowledge of the GDC Owners, threatened, against such Person and (ii) outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other decision against such Person.

10.11     Brokers. Neither such Person nor any Affiliate thereof has incurred any broker’s, lender’s or placement fee or commission with respect to the Mergers, this Agreement, any other Transaction Document or any other transaction contemplated hereby or thereby.

10.12     Securities Laws. The registration of any security or the filing or obtaining of any Permit under any securities Laws is not required in connection with the Mergers with respect to the limited liability company interests of any GDC Company. Neither the GDC Owners nor any GDC Company has taken any action or has omitted to take any action that would cause the participation of such limited liability company interests in the Mergers to not be in compliance with the requirements of all Laws applicable to the offer, issuance, sale and transfer of securities.

ARTICLE XI

AS IS

11.01     AS IS. Each of the GDC Owners and each of the GDC Companies expressly acknowledges that the Mergers and the other transactions contemplated hereby are being consummated on an “AS-IS, WHERE-IS, WITH ALL FAULTS” basis except as may otherwise be specifically provided, represented or warranted herein (including all the representations and warranties set forth in Articles VI, VIII and IX).

11.02     No Other Representations or Agreements. This Agreement, as written, together with the other Transaction Documents, contain all the terms of the agreement entered into among the parties as of the date hereof with respect to the subject matter hereof, and each of the GDC Owners and the GDC Companies acknowledges that none of ARA, AII, the ARA Companies, the AII Companies nor any of their respective Affiliates, nor any of their agents or representatives, nor Broker has made any representations or held out any inducements to any of the GDC Owners or the GDC Companies, and each of the GDC Owners and the GDC Companies hereby specifically disclaim any representation, oral or written, past, present or future, other than those specifically set forth in this Agreement. Without limiting the generality of the foregoing, none of the GDC Owners nor any of the GDC Companies has relied on any representations or warranties, and none of ARA, AII, the ARA Companies, the AII Companies nor any of their respective Affiliates, nor any of their agents or representatives has or is willing to make any representations or warranties, express or implied, other than as may be expressly set forth herein, as to (a) the status of title to the Properties, (b) the Leases, (c) the Property Owner Contracts, (d) the current or future real estate tax liability, assessment or valuation of the Properties, (e) the potential qualification of the Properties for any and all benefits conferred by any Laws whether for subsidies, special real estate tax treatment, insurance, mortgages or any other benefits, whether similar or dissimilar to those enumerated, (f) the compliance of the Properties in their current or any future state with applicable Laws or any violations thereof, including those relating to access for the handicapped, environmental or zoning matters, and the ability to obtain a change in the zoning or a variance in respect to any Property’s non-compliance, if any, with zoning Laws, (g) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise, (h) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Properties from any source, including any Government Entity or any lender, (i) the current or future use of the Properties, (j) the present and future condition and operating state of any Personal Property with respect to any of the Properties and the present or future structural and physical condition of any of the Buildings included in the Properties, their suitability for rehabilitation or renovation, or the need for expenditures for capital improvements, repairs or replacements thereto, (k) the viability or financial condition of any tenant, (l) the status of the leasing markets in which the Properties are located, or (m) the actual or projected income or operating expenses of the Properties.

11.03     Survival. The provisions of this Article XI shall survive the termination of this Agreement and the Closing.

ARTICLE XII

COVENANTS

Notwithstanding anything to the contrary set forth elsewhere in this Agreement, the parties hereto covenant and agree as follows and agree that the following shall govern and control the rights and obligations of the parties pursuant to this Agreement.

12.01     ARA Conduct of Business of Property Owners Prior to Closing Date. Between the date hereof and the Closing Date, the ARA Companies shall, or shall cause the Property Owners to, as applicable, operate and maintain the Properties and otherwise operate in accordance with past practices, and undertake the following:

(a)           The Property Owners shall not modify, extend, renew or cancel (subject to Section 12.01(b)) any existing Lease or enter into any New Lease of over 25,000 square feet of space in any portion of the Properties ( a “Major Tenant Lease”) without the GDC Owners’ prior consent in each instance, provided, however, that in the event the GDC Owners fail to respond to the Property Owner with respect to any such Major Tenant Lease within ten (10) Business Days after written notification by the applicable Property Owner of the proposed terms thereof, together with a copy of the proposed Major Tenant Lease, the applicable Property Owner shall thereafter be permitted at any time thereafter prior to Closing to enter into such Major Tenant Lease on substantially the same terms presented to the GDC Owners, and the GDC Owners’ sole option in such event shall be to terminate this Agreement by written notice to ARA within ten (10) days after receipt of written notification from the applicable Property Owner that it has elected to enter into such Major Tenant Lease. A renewal or extension by a tenant pursuant to the tenant’s rights or options in the tenant’s Lease shall not in any event constitute an action requiring the consent of the GDC Owners under this Section 12.01, except to the extent the consent of the landlord under the Lease would otherwise be required, in which case such renewal or extension shall be subject to the terms of this Section 12.01(a) and Section 12.01(b). The lease transactions described in Article XIII shall not be deemed New Lease transactions for purposes of this Article XII.

(b)           If there occurs prior to the Closing Date the execution and delivery of (i) a binding agreement or instrument pursuant to which there (A) is an extension or renewal of any existing Lease, whether or not such Lease provides for its extension or renewal, or (B) is an expansion of space under, or modification of, an existing Lease or (ii) a lease, sublease, license, sublicense, other occupancy agreement or other Contract for the utlization of any portion of any Property (each, a “New Lease”), the ARA Companies shall cause the Property Owners to keep accurate records of all out-of-pocket expenses incurred with an unaffiliated third party in connection with each New Lease from and after the execution and delivery of such New Lease until the Closing Date (collectively, “New Lease Expenses”), including the following: (i) brokerage commissions and fees relating to such new leasing transaction; (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant’s requirements with regard to such new leasing transaction; (iii) the cost of removal and/or abatement of asbestos or other hazardous or toxic substances following the execution and delivery of the New Lease located in the demised space that is the subject of such New Lease; (iv) reimbursements to the tenant for the cost of any of the items described in the preceding clauses (ii) and (iii); (v) reasonable legal fees for services in connection with the preparation of documents in connection with the effectuation of the new leasing transaction; (vi) rent concessions relating to the demised space that is the subject of such New Lease, provided the tenant has the right to take possession of such demised space during the period of such rent concessions; and (vii) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Properties).

(c)           The New Lease Expenses for each New Lease allocable to and payable by the AII Companies shall be determined by multiplying 77.78% of the amount of such New Lease Expenses by a fraction, the numerator of which shall be the number of days contained in that portion, if any, of the term of such New Lease commencing on the date on which the tenant thereunder shall have commenced to pay fixed rent (“Rent Commencement Date”) and expiring on the date immediately preceding the Closing Date, and the denominator of which shall be the total number of days contained in the period commencing on the Rent Commencement Date and expiring on the date of the scheduled expiration of the term of such New Lease (excluding any unexercised tenant renewal options), and the remaining balance of the New Lease Expenses for each New Lease shall be allocable to and payable by the GDC Companies in accordance with remaining provisions of this Section 12.01(c). For purposes of this Section 12.01(c), the Rent Commencement Date under a renewal, extension, expansion or modification of a Lease shall be deemed to be (i) in the case of a renewal or extension (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the first date during such renewal or extension period after the originally scheduled expiration of the term of such Lease on which the tenant under such Lease commences to pay fixed rent, (ii) in the case of an expansion (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the date on which the tenant under such Lease commences to pay fixed rent for the additional space, and (iii) in the case of a modification not also involving a renewal, extension or expansion of such Lease, the effective date of such modification agreement. At the Closing, upon delivery to the GDC Companies of documentation supporting same, the GDC Companies shall reimburse AII for all reasonable New Lease Expenses theretofore paid by the ARA Companies and the AII Companies, if any, in excess of the portion of the New Lease Expenses allocated to the AII Companies pursuant to the provisions of this Section 12.01(c). If the Rent Commencement Date shall occur on or after the Closing Date, all of the New Lease Expenses shall be allocable to and payable by the appropriate Survivor Entity. The provisions of this Section 12.01(c) shall survive the Closing. Nothwistanding any other provision hereof, in the event that a New Lease is not consistant with the annual leasing plan attached hereto as Exhibit J of the applicable Property Owner (the “Leasing Plans”), all of the New Lease Expenses with respect to such New Lease shall be allocable to and payable by ARA and AII, jointly and severally.

(d)           The parties hereto agree that, prior to Closing, there will be no payment of principal on the Notes other than the regular monthly payments required under the Notes, and the the Property Owners shall continue to pay when due all obligations due thereunder.

(e)           The ARA Companies shall cause the Property Owners to deliver to the GDC Owners simultaneously therewith copies of all notices of default sent to tenants under Leases or New Leases, and copies of all notices received from tenants under Leases or New Leases alleging default by the Property Owners thereunder. Immediately upon receipt thereof, the Property Owners shall give to the GDC Owners copies of all notices and documents received by the Property Owners in connection with any litigation, action, proceeding (including any proceeding under the United States Bankruptcy Code, Title 11 U.S.C.A.) or claim involving any tenant under any Lease or New Lease, and the ARA Companies will not permit the Property Owners to take any action related thereto without first consulting with the GDC Owners and first obtaining the GDC Owners’ consent thereto. The ARA Companies shall cause the Property Owners to afford the GDC Owners the opportunity to appear with the Property Owners at the court where any such litigation, action, proceeding or claim is being heard. Notwithstanding anything to the contrary contained in this Agreement, the ARA Companies (on behalf of the Property Owners) reserve the right, but are not obligated, to institute summary proceedings against any tenant or terminate any Lease or New Lease as a result of a default by the tenant thereunder prior to the Closing Date, but the ARA Companies shall not permit the Property Owners to take any such action without first obtaining the GDC Owners’ consent. None of ARA, AII, the ARA Companies or the AII Companies makes any representations or assumes any responsibility with respect to the continued occupancy of the Properties or any part thereof by any tenant. The removal of a tenant whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any misrepresentation or other claim on the part of the GDC Owners or the GDC Companies; provided, however, no Property Owner shall apply security depsoit of a tenant until the corresponding space is vacated.

(f)            The ARA Companies shall not, and shall not permit the Property Owners to, modify, extend, renew or cancel (except as a result of a default by the other party thereunder) any Contracts or enter into any new Contract without the GDC Owners’ prior consent in each instance where the term of the new Contract extends beyond Closing, provided, however, that the GDC Owners’ consent shall not be withheld to the aforestated actions if (i) the termination of such Contract shall not have, or could reasonably be expected to have, a Material Adverse Effect with respect to any ARA Company or any Property Owner and (ii) such Contract may be terminated at any time on not more than thirty (30) days’ prior notice by the ARA Company or the Property Owner that is a party thereto, or their respective successor or assignee, without the payment of a penalty.

(g)           The ARA Companies shall cause the Property Owners to obtain the Tenant Estoppel Certificates and Landlord Estoppel Certificates required pursuant to Section 17.01(b) and deliver such certificates to the GDC Owners.

(h)           Between the date of this Agreement and the Closing, the ARA Companies shall cause the Property Owners to (i) manage, operate, maintain and repair the Properties in the ordinary course of business in accordance with past practices, keep the Properties in substantially the same repair and working order and condition existing as of the date hereof in accordance with past practices, and comply in all material respects with all applicable Laws, (ii) provide the GDC Owners with copies of all notices received by the Property Owners asserting any breach or default under any Lease, New Lease or service contract, or of any violation of any Law applicable to the Property, (iii) keep in force or cause to be kept in force all existing fire and casualty insurance covering all building, structures, improvements, machinery, fixtures and equipment on the Properties, insuring against all risk of physical loss or damage, subject to standard exclusions, (iv) not make or permit any material alteration to the Properties without the GDC Owners’ consent, (v) not enter into any New Lease that is inconsistent with the Leasing Plan of the applicable Property Owner and (vi) cooperate with the GDC Owners in good faith in satisfying all conditions to ARA’s, AII’s, the ARA Companies’ and the AII Companies’ obligations to close the transactions contemplated hereby.

(i)             If the Property Owners have heretofore filed applications for the reduction of the assessed valuation of any Property or instituted certiorari proceedings to review such assessed valuations for any prior tax years, the GDC Owners and each of the GDC Companies acknowledge and agree that the Property Owners all have sole control of such proceedings, including the right to withdraw, compromise and/or settle the same or cause the same to be brought on for trial and to take, conduct, withdraw and/or settle appeals, and the GDC Owners and each of the GDC Companies hereby consent to such actions as the Property Owners may take therein. The ARA Companies shall not permit the Property Owners to commence any tax reduction proceeding without the GDC Owners’ consent. The ARA Companies shall not permit the Property Owners to withdraw, compromise or settle any such proceedings for any fiscal period in which the Closing Date is to occur or any subsequent fiscal period without the prior written consent of the GDC Owners. Any refund or the savings or refund for any year or years prior to the tax year in which the Closing Date occurs shall belong solely to ARA and AII. Any tax savings or refund for the tax year in which the Closing Date occurs shall be prorated 77.78%/22.22% between the GDC Owners, on one hand, and ARA and AII, on the other, after deduction of reasonable attorneys’ fees and other expenses related to the proceedings. The ARA Companies shall cause the Property Owners to execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling such proceeding and collecting the amount of any refund or tax savings. The GDC Owners have been provided with a copy of all outstanding applications for the reduction of the assessed valuation of each Property and all current certiorari proceedings that the Property Owners have commenced prior to the date hereof, a true and correct list of which applications and proceedings is set forth on Schedule 12.01(i). The ARA Companies shall cause the Property Owners to provide the GDC Owners with copies of (i) all proposed applications for the reduction of the assessed valuation of each Property and all proposed certiorari proceedings that the Property Owners are considering filing or commencing, as the case may be, hereafter and (ii) promptly upon the filing, submission or receipt of the same, as the case may be, all such applications, such proceedings and related correspondence and information. The ARA Companies shall cause the Property Owners to timely file the requisite application for the reduction of the assessed valuation of each Property for the tax year in which this Agreement is executed and the Closing occurs. To the extent they have already done so, from and after the Closing Date, the Property Owners shall have sole control of all such pending tax reduction proceedings, including the right to withdraw, compromise or settle the same or cause the same to be brought on for trial and to take, conduct, withdraw or settle appeals. The provisions of this Section 12.01(i) shall survive the Closing.

(j)            The ARA Companies shall not, and shall not permit the Property Owners to, (i) make or rescind any material, express or deemed election relating to Taxes, (ii) settle or compromise any material claim, action, liability, deficiency, audit or other proceeding relating to Taxes, (iii) change in any material respects any of its methods of reporting income or deduction for Tax purposes or (iv) make a request for a ruling from or enter into any closing agreement with any governmental entity related to any material Taxes, without the GDC Owners’ consent.

(k)           The ARA Companies shall not, and shall not permit any Property Owner to, directly or indirectly, do any of the following:

(i)             fail to renew any insurance policy naming it as a beneficiary or a loss payee, or take any steps or fail to take any steps that would permit any insurance policy naming it as a beneficiary or a loss payee to be canceled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to the GDC Owners;

(ii)            maintain its books and records in a manner other than in the ordinary course of business and consistent with past practice;

(iii)           institute any change in its accounting methods, principles or practices other than as required by GAAP, or revalue any assets;

(iv)          with respect of any Taxes, make or change any material election, change any accounting method, enter into any closing agreement, settle any material claim or assessment, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment except as required by applicable Law;

(v)           amend or permit the adoption of any amendments to its Organizational Documents;

(vi)          form any subsidiary or acquire any equity interest or other interest in any other Person; or

(vii)	commence or settle any legal proceeding.

(l)          Prior to the Closing, the ARA shall confer, to the extent reasonably practicable, with the GDC Owners on a regular basis and report on significant matters and material decisions affecting the ARA Companies, the Property Owners and the Properties.

(m)        For the period commencing on the date hereof and ending on the Closing Date, the ARA Companies shall, and shall cause each Property Owner to, (i) preserve and maintain its corporate existence and all its rights, privileges and franchises necessary or desirable in the ordinary conduct of its business, (ii) conduct its business as currently operated and conducted and only in the ordinary course (including with respect to all interactions with Governmental Entities), (iii) keep available to it the goodwill of the tenants under the Leases and New Leases and other Persons with whom business or other relationships exist (including governmental officials) to the end that their goodwill, ongoing business and relationship shall not be impaired in any material respect at or prior to Closing, (iv) not take or fail to take any action that would constitute a default or an event of default on its part with respect to any Contract to which it is a party or any Insurance Policy, (v) not sell, assign or otherwise transfer, dispose or encumber any of its assets or any of its interests therein not in the ordinary course of business, (vi) not enter into, or agree to enter into, any Contract to incur or increase indebtedness or to loan money or otherwise extend credit to a third party, (vii) not hire any individual as an employee, consultant, contractor or otherwise, (viii) continue to pursue all capital improvement plans (including with respect to the Properties), including making all budgeted capital expenditures, and (ix) not agree, whether in writing or otherwise, to take any action described in clause (iv), (v), (vi) or (vii) of this Section 12.01(m).

(n)         Prior to the Closing, none of ARA, any ARA Company or any Property Owner shall take any action or authorize or permit any officer, manager or employee thereof or any investment banker, attorney, accountant or other representative retained thereby to take any action (i) to solicit or encourage, directly or indirectly (including by way of furnishing any information), any inquiry or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal, (ii) to engage in any negotiations with respect to an Acquisition Proposal, (iii) to provide any information concerning any ARA Company, any AII Company, any Property Owner or any Property to any Person in connection with any Acquisition Proposal or (iv) to reach any agreement or understanding for or regarding any Acquisition Proposal. ARA shall promptly advise the GDC Owners orally and in writing of any such inquiry or proposal of which ARA, any ARA Company or any Property Owner becomes aware. For purposes hereof, “Acquisition Proposal” means any proposal for (A) merger of, acquisition of all stock or assets of, or other business combination involving, any ARA Company, any AII Company or any Property Owner, or (B) the acquisition of (I) any equity interest in any ARA Company, any AII Company or any Property Owner, (II) any portion of the assets of any ARA Company, any AII Company or any Property Owner, other than in the ordinary course of business, or (III) any portion of any Property.

12.02     AII Conduct of Business Prior to the Closing. Between the date hereof and the Closing Date, none of the AII Companies shall consent to any action of any of the Property Owners that would violate the provisions of Section 12.01 or would be a prohibited action of such Property Owner under Section 12.01.

12.03     Adjournment of Closing. If prior to the Closing, (a) the GDC Owners shall become aware (whether through its own efforts, by notice from ARA, AII or otherwise) that any of the representations or warranties made herein by ARA, AII, the ARA Companies or the AII

Companies are untrue, inaccurate or incorrect and shall give ARA notice thereof at or prior to the Closing, or (ii) ARA or AII shall notify the GDC Owners that a representation or warranty made herein by ARA, AII, the ARA Companies or the AII Companies is untrue, inaccurate or incorrect, then, if such untrue, inaccurate or incorrect representation or warranty is capable of being cured, ARA and AII shall use their respective commerically reasonable efforts to cure or correct such untrue, inaccurate or incorrect representation or warranty. If any of the representations or warranties of ARA, AII, the ARA Companies or the AII Companies made herein require supplementation in order to be made as of the Closing Date, ARA shall promptly advise the GDC Owners of any such additional information to supplement such representations and warranties, it being understood and agreed that the delivery of such information shall not in any manner constitute a waiver by the GDC Owners of any of the conditions precedent to the Closing hereunder; provided, however, that in determining whether there is a breach of any representation or warranty of ARA, AII, the ARA Companies or the AII Companies for purposes of the indemnification to be provided by them pursuant to Article XIV, such representation or warranty shall not be qualified by any information provided pursuant to this Section 12.03.

12.04	Title.

(a)         Within twenty (20) days from the date hereof, the GDC Owners shall promptly order, at the sole cost and expense of the GDC Owners, commitments for an owner’s fee title insurance policy or policies with respect to each of the Properties (collectively, the “Title Commitment”) from a title company or agent selected by the GDC Owners (the “Title Company”) and shall request that the Title Company deliver a copy of the Title Commitment, together with true and complete copies of all instruments giving rise to any defects or exceptions to title to the Properties to the the GDC Owners’ attorneys at the same time as the GDC Owners receive the Title Commitment. If the Title Commitment indicates the existence of any Liens, encumbrances or other defects or exceptions in or to title to the Properties other than Acceptable Encumbrances, such Liens, encumbrances, defects and exceptions shall be deemed “Unacceptable Encumbrances” subject to which the GDC Owners are unwilling to consumate the Mergers unless ARA notifies the GDC Owners in writing (such notice, the “Title Notice”) that the ARA Companies, the AII Companies and the Property Owners are unable to cause such Unacceptable Encumbrances to be removed and in such event any items contained in the Title Notice shall be deemed waived by the GDC Owners unless the GDC Owners notify ARA within fifteen (15) days of its receipt of the Title Notice that the GDC Owners do not so waive such Unacceptable Encumbrances and are unwilling to consumate the Mergers subject to such Unacceptable Encumbrances. With respect to the Conditional Permitted Encumbrances, however, the GDC Owners shall notify ARA within ten (10) Business Days of the later to occur of (x) the GDC Owners’ receipt of all recorded documents relating thereto, and (y) the date hereof, if any of same shall be deemed Unacceptable Encumbrances. The GDC Owners’ failure to so notify ARA within such ten (10) Business Day period shall constitute approval thereof. After receipt of the Title Commitment (to the extent that there are separate commitments for each of the Properties, the date of receipt of the Title Commitment shall refer to the date that the commitment for each of the Properties has been received by the GDC Owners) (the “Title Commitment Receipt Date”), the ARA Companies and the AII Companies shall, or shall cause the Property Owners to, eliminate or cure the Unacceptable Encumbrances subject to the terms of this Section 12.04. The GDC Owners may designate Liens, encumbrances or other defects or exceptions in or to title to the Properties not set forth in the Title Commitment as Unacceptable Encumbrances if (i) such additional Liens, encumbrances, defects or exceptions are first raised or otherwise communicated by the Title Company to the GDC Owners subsequent to the date of the Title Commitment Receipt Date or the GDC Owners shall otherwise first discover same or be advised of same subsequent to the Title Commitment Receipt Date, and (ii) the GDC Owners shall promptly notify ARA of the same promptly after the GDC Owners first become aware of the same. ARA and the GDC Owners may mutually agree to adjourn the Closing one or more times for up to thirty (30) days in the aggregate in order to eliminate or cure the Unacceptable Encumbrances, provided, however, that the Unacceptable Encumbrances are reasonably susceptible to being eliminated or cured within such thirty (30) day period and the ARA Companies and the AII Companies diligently proceed, or cause the Property Owners to diligently proceed, to eliminate or cure such Unacceptable Encumbrances. If the ARA Companies and the AII Companies are unable (subject to Section 12.04(b)) (A) to, or to cause the Property Owners to, (I) eliminate or cure all Unacceptable Encumbrances not waived by the GDC Companies or (II) arrange for title insurance acceptable to the GDC Companies insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Properties, and (B) to cause the Property Owners to have title to the Properties in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in this Section 12.04(a)), the GDC Owners shall elect on or prior to the Closing Date, as their sole remedy for such inability of the ARA Companies and the AII Companies, either (A) to terminate this Agreement by notice given to the ARA Companies pursuant to Section 20.01(b)(iii) or (B) to consumate the Mergers subject to such Unacceptable Encumbrances, accept title to same Properties and, at the election of the GDC Owners, (x) receive credit against, or reduction of, the Merger Consideration to the extent of the cost of eliminating or curing such Unacceptable Encumbrances mutually agreed upon by the GDC Owners and ARA or (y) initiate a claim under Article XIV with respect to the existance of such Unacceptable Encumbrances.

(b)           The ARA Companies and the AII Companies shall, or shall cause the Property Owners to, (i) satisfy mortgages, real estate taxes (excluding real estate taxes or assessments which are not delinquent as of the Closing Date), mechanic’s liens, assessments and judgments against any of the Property Owners constituting a lien against the Properties (other than the Loan Documents) (collectively, “Mandatory Removal Liens”) and (ii) remove, discharge or satisfy all other Liens on the Properties which can be eliminated by payment of amounts not to exceed $1,000,000 in the aggregate (“Additional Removed Liens”). Without limiting the generality of the preceding provisions of this Section 12.04(b), for all purposes of this Agreement, the failure or refusal of the ARA Companies, the AII Companies and the Property Owners (i) to bring any action or proceeding, to make any payments or to otherwise incur any expense in order to eliminate or cure Unacceptable Encumbrances that are (A) not Mandatory Removal Liens, (B) in excess of the Additional Removed Liens and (C) not waived by the GDC Companies or (ii) to arrange for title insurance acceptable to the GDC Companies insuring against enforcement of Unacceptable Encumbrances against, or collection of the same out of, the Properties, shall not be a default by ARA, AII, the ARA Companies or the AII Companies hereunder (willful or otherwise). Notwithstanding any other provision hereof, any

Unacceptable Encumbrance that was placed on the Properties, directly or indirectly, by, as result of the act or ommision of, or with the consent of, ARA, AII, any ARA Company, any AII Company or any Property Owner shall be removed or discharged by the ARA Companies or the AII Companies, respectively, prior to Closing regardless of amount or nature thereof, unless the GDC Companies otherwise consents in writing.

(c)           If, on the Closing Date, there are any Liens or other encumbrances which the ARA Companies and the AII Companies must, or must cause the Property Owners to, pay or discharge in order to cause the Property Owners to have such title to the Properties as is herein required, the ARA Companies may reduce the Second Step Merger Consideration by such amount and the GDC Companies shall satisfy the same, provided:

(i)             The ARA Companies shall deliver to the GDC Companies or the Title Company, at the Closing, instruments in recordable form (if recording is appropriate) and sufficient to satisfy such Liens or other encumbrances together with the cost of recording or filing said instruments; or

(ii)            The ARA Companies, having made arrangements with the Title Company, shall deposit with said company sufficient monies acceptable to said company to insure the obtaining and the recording of such satisfactions, if such Liens or other encumbrances can be discharged by the payment of a liquidated amount of money and omitted from the Title Commitment. The existence of any such Liens or other encumbrances shall not be deemed a failure to satisfy a condition of the Closing if the ARA Companies shall comply with the foregoing requirements.

(d)           The GDC Companies agree to provide, as directed by AII, by a wire transfer at Closing, the outstanding amount of the Second Step Merger Consideration payable pursuant to Section 4.01, in order to facilitate the satisfaction or discharge of any Liens or other encumbrances.

(e)           Any franchise or corporate tax open, levied or imposed against the Property Owners or other owners in the chain of title that may be a Lien on a Property on the Closing Date, shall not be an objection to title if the Title Company omits same from the title policy issued pursuant to the Title Commitment. If Lender requires an updated title policy (including any endorsements thereto), the franchise or corporate tax open, levied or imposed against the Property Owners or other owners in the chain of title that may be a Lien on a Property on the Closing Date shall be omitted from the title policy issued to Lender.

(f)            If a search of title discloses judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of the Property Owners, the ARA Companies will deliver to the GDC Companies and the Title Company an affidavit, in form and substance acceptable to the Title Company, stating that such judgments, bankruptcies or other returns are not against the Property Owners, whereupon, provided the Title Company omits such returns as exceptions to title or provides affirmative coverage with respect thereto acceptable to the GDC Companies, such returns shall not be deemed an objection to title.

12.05     ARA Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except upon the consent of the GDC Owners (which shall not be unreasonably withheld or delayed), each of the ARA Companies shall maintain its limited liabilty company existence and carry on its business in a manner consistent with past practice and shall not:

(a)           acquire or sell any property or assets, except in the ordinary course of business;

(b)	except in the ordinary course of business, enter into any Contract;

(c)           mortgage, pledge or subject to Liens, any properties except pursuant to existing Contracts to which it is a party;

(d)	amend its Organizational Documents;

(e)           issue or amend the terms of, its shares of limited liability company interests or any of its other securities;

(f)	hire any individual as an employee, consultant, contractor or otherwise; or
(g)	agree, whether in writing or otherwise, to do any of the foregoing.

12.06     AII Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except upon the consent of the GDC Owners (which shall not be unreasonably withheld or delayed), each of the AII Companies shall maintain its limited liabilty company existence and carry on its business in a manner consistent with past practice and shall not:

(a)           acquire or sell any property or assets, except in the ordinary course of business;

(b)	except in the ordinary course of business, enter into any Contract;

(c)           mortgage, pledge or subject to Liens, any properties except pursuant to existing Contracts to which it is a party;

(d)	amend its Organizational Documents;

(e)           issue or amend the terms of its shares of limited liability company interests or any of its other securities;

(f)	hire any individual as an employee, consultant, contractor or otherwise; or
(g)	agree, whether in writing or otherwise, to do any of the foregoing.

12.07     GCD Conduct of Business. Except as set forth on Schedule 12.07, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except upon the consent of ARA (which shall not be unreasonably withheld or delayed), each of the GDC Companies, shall maintain its limited liabilty company existence and carry on its business in a manner consistent with past practice and shall not:

(a)          acquire or sell any property or assets, except in the ordinary course of business;

(b)	except in the ordinary course of business, enter into any Contract;

(c)           mortgage, pledge or subject to Liens, any properties except pursuant to existing Contracts to which it is a party;

(d)	amend its Organizational Documents;

(e)           issue or amend the terms of its shares of limited liability company interests;

(f) hire any individual as an employee, consultant, contractor or otherwise; or
(g) agree, whether in writing or otherwise, to do any of the foregoing.
12.08	[Intentionally Omitted]

12.09.   Transfer Taxes. All real estate transfer Taxes incurred as a result of the Mergers, if any, shall be paid 50% by ARA and 50% by the GDC Owners when due. The GDC Owners shall prepare and file, or cause to be prepared and filed, when due, all necessary documentation with respect to all such transfer Taxes.

12.10    Brandywine Condominium Operating Agreement. Prior to the Closing, ARA BC and AII BC shall amend and restate the limited liability company operating agreement of Brandywine Condominium in its entirety by adopting as the limited liability operating agreement of Brandywine Condominium the operating agreement in effect immediately prior to the adoption of the existing operating agreement of Brandywine Condominium, a copy of which is attached hereto as Exhibit K. The amendment and restatement of the limited liability company operating agreement of Brandywine Condominium pursuant to this Section 12.10 shall be effective immediately prior to the First Step Effective Time.

ARTICLE XIII

EARNOUT

13.01   Target Lease. The GDC Owners acknowledges that Brandywine Condominium has commenced the process of negotiating to enter into a lease with Target Corporation (the “Target Lease”) of an additional 21,968 square feet of space set forth on Exhibit L attached hereto (the “Additional TC Space”) at an annual rental rate of $273,093.10 over an initial term of ten (10) years, and with the tenant additionally obligated to pay its proportionate share of real estate taxes (the “Base Target Rate”). The calculation of the Aspen Merger

Consideration has been predicated, in part, upon Brandywine Condominium entering into either the Target Lease or another lease consistent with the Leasing Plan of Brandywine Condominium for the Additional TC Space with an Acceptable Tenant (the “Other Tenant Lease”) at the Base Target Rate. An “Acceptable Tenant” is a Person (a) that has, or whose Parent Company (as defined below) has, publicly-traded debt that is, as the date of determination, rated BBB or better (or comparably if the rating system has changed) by Standard & Poor’s Rating Group, Moody’s Investors Service, Inc., Fitch Investor Service, Duff & Phelps or any other nationally recognized rating agency or (b) if the debt of such Person or its Parent Company is not publicly traded, that has, or together with its Parent Company and subsidiaries of the Parent Company on a consolidated basis has, net assets, as of the date of determination, of at least $100,000,000, determined in accordance with GAAP. In anticipation of Brandywine Condominium entering into either of such leases subsequent to the Closing Date, the Aspen Merger Consideration has been increased to reflect the value thereof, subject to the following:

(a)          AII shall be responsible for the payment of, and shall promptly reimburse the GDC Owners or their designee for, 77.78% of all tenant improvement, rent abatement, brokerage or other costs incurred by Brandywine Condominium to enter into either the Target Lease or the Other Tenant Lease (the “TC Leasing Expenses”) to the extent payable by or allocated to the GDC Owners or their Affiliates under the Operating Agreement of Aspen (the “Aspen Operating Agreement”).

(b)          From the Closing Date until the earlier to occur of (x) the date that the tenant under the Target Lease or the Other Tenant Lease commences the payment of regular installment of rent thereunder, and (y) the ten (10) year anniversary of the Closing Date, AII shall pay the GDC Owners or their designee the amount of $21,987 per month, which payment shall be characterized as an adjustment to the Aspen Merger Consideration.

(c)          If Brandywine Condominium enters into the Target Lease at an Annual Rent equal to the Base Target Rate, AII shall have no further obligations under this Section 13.01 (except as set forth in Section 13.01(a)) from and after the date that Target Corporation commences the payment of regular installment of rent thereunder (the “Target RCD”).

(d)          If Brandywine Condominium enters into the Target Lease at an Annual Rent greater than the Base Target Rate, AII shall have no further obligations under this Section 13.01 (except as set forth in Section 13.01(a)) from and after the Target RCD, and the GDC Owners shall pay AII, on the Target RCD an amount equal to the Target Excess. The “Target Excess” shall equal the quotient of (i) .7778 multiplied by the excess of the Annual Rent for the TC Additional Space over the Base Target Rate, divided by (ii) 0.06. “Annual Rent” means the average gross annual rent for the first five (5) years of the term of the applicable lease, which amount shall include amounts paid by the tenant to the landlord with respect to insurance, taxes, utilities, repairs, special operating expenses (e.g., snow removal, grounds care and institutional advertising) and any other recoveries.

(e)          If Brandywine Condominium enters into the Target Lease at an Annual Rent less than the Base Target Rate, AII shall pay the GDC Owners or their designee on the

Target RCD an amount equal to the Target Shortfall. The “Target Shortfall” shall equal the quotient of (i) .7778 multiplied by the excess of the Base Target Rate over the Annual Rent for the TC Additional Space, divided by (ii) 0.06.

(f)         If Brandywine Condominium enters into the Other Tenant Lease, (i) the GDC Owners shall pay AII, on the date the Acceptable Tenant commences the payment of regular installment of rent thereunder (the “Other Tenant RCD”) an amount equal to the Other Tenant Excess, if any, and (ii) AII shall pay the GDC Owners or their designee on the Other Tenant RCD an amount equal to the Other Tenant Shortfall, if any. The “Other Tenant Excess” shall equal the quotient of (i) .7778 multiplied by the excess of the Annual Rent for the TC Additional Space over the Base Target Rate, divided by (ii) 0.075, and the “Other Tenant Shortfall” shall equal the quotient of (i) .7778 multiplied by the excess of the Base Target Rate over the Annual Rent for the TC Additional Space, divided by (ii) 0.075.

(g)          In no event shall AII be liable for a default under the Target Lease or the Other Tenant Lease, and AII’s sole liability under this Section 13.01, shall be the payments described in Sections 13.01(a) through (f) above as provided herein.

For purposes hereof, “Parent Company” means, with respect to a Person, another Person that directly or indirectly controls such Person. For purposes of this definition, “controls” means the ownership, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership or control of voting interests, by contract or otherwise.

13.02     Christmas Tree Shop. The GDC Owners acknowledge that Brandywine Condominium has commenced the process of negotiating to enter into a lease with Christmas Tree Shop (the “Tree Shop Lease”) of 47,345 square feet of space set forth on Exhibit M attached hereto (the “Tree Shop Space”), at an Annual Rent of $630,343, subject to the approval of certain municipal authorities. The calculation of the Aspen Merger Consideration has been predicated, in part, upon Brandywine Condominium entering into either the Tree Shop Lease or another lease consistent with the Leasing Plan of Brandywine Condominium with an Acceptable Tenant for the Tree Shop Space (the “Other Tenant Tree Shop Space Lease”). In anticipation of Brandywine Condominium entering into either of such leases subsequent to the Closing Date, the Aspen Merger Consideration has been increased to reflect the value thereof and as such includes the amount of $10,505,720, subject to the following:

(a)          AII shall be responsible for the payment of, and shall promptly reimburse the GDC Owners or their designee for, 77.78% of all tenant improvement, rent abatement, brokerage or other costs incurred by Brandywine Condominium to enter into either the Tree Shop Lease or the Other Tenant Tree Shop Space Lease (the “Tree Shop Leasing Expenses”) to the extent payable by or allocated to the GDC Owners or their Affiliates under the Aspen Operating Agreement.

(b)          From the Closing Date until the date that the tenant under the Tree Shop Lease or the Other Tenant Tree Shop Space Lease commences the payment of regular installment of rent thereunder, AII shall pay the GDC Owners or their designee the amount of

$52,528.58 per month, which payment shall be characterized as an adjustment to the Aspen Merger Consideration.

(c)          If Brandywine Condominium enters into either the Tree Shop Lease or the Other Tenant Tree Shop Space Lease at an Annual Rent of $630,343, AII shall have no further obligations under this Section 13.02 (except as set forth in Section 13.02(a)) from and after the date either tenant commences the payment of regular installment of rent thereunder (the “Tree Shop RCD”).

(d)          If Brandywine Condominium enters into the Tree Shop Lease or the Other Tenant Tree Shop Space Lease at an Annual Rent greater than $630,343, AII shall have no further obligations under this Section 13.02 (except as set forth in Section 13.02(a)) from and after the Tree Shop RCD, and the GDC Owners shall pay AII, on the Tree Shop RCD an amount equal to the Tree Shop Excess. The “Tree Shop Excess” shall equal the difference between (i) the quotient of (A) .7778 multiplied by the Annual Rent for the Tree Shop Space divided by (B) 0.06, minus (ii) $10,505,720.

(e)          If Brandywine Condominium enters into the Tree Shop Lease or the Other Tenant Tree Shop Space Lease at an Annual Rent of less than $630,343, AII shall pay the GDC Owners or their designee on the Tree Shop RCD an amount equal to the Tree Shop Shortfall. The “Tree Shop Shortfall” shall equal the difference between (i) $10,505,720, minus (ii) the quotient of (A) .7778 multiplied by the Annual Rent for the Tree Shop Space divided by (B) 0.06.

(f)           In no event shall AII be liable for a default under the Tree Shop Lease or the Other Tenant Tree Shop Space Lease, and AII’s sole liability under this Section 13.02 shall be the payments described in Sections 13.02(a) through (e) above as provided herein.

13.03     Annie Sez/Tweeters. (a) The calculation of the Second Step Merger Consideration has been predicated, in part, on the 13,325 square feet of space leased to Annie Sez (the “Annie Sez Space”), and the 10,000 square feet of space leased to Tweeters (the “Tweeters Space”) remaining occupied by the current or new tenants throughout the remaining term of the respective Leases with each of Annie Sez and Tweeters for such respective space, as well as through the next renewal term under each such respective Lease.

(b)          (i) In the event that Annie Sez fails to renew its Lease upon the expiration of the current term thereof, AII shall promptly pay to the GDC Owners $207,337 in payment of 77.78% of all tenant improvement, rent abatement, brokerage or other expenses incurred to lease the Annie Sez Space to another tenant, and (ii) in the event that Tweeters fails to renew its Lease upon the expiration of the current term thereof, AII shall promptly pay to the GDC Owners $155,600 in payment of 77.78% of all tenant improvement, rent abatement, brokerage or other expenses incurred to lease the Tweeters Space to another tenant (collectively, the “Annie Sez/Tweeters Leasing Expenses”), provided:

(i)            if the base or fixed minimum rent payable under either new tenant lease for the Annie Sez Space or the Tweeters Space is equal to or greater than 110% of the base or fixed minimum rent then payable under the Annie Sez or Tweeters Lease, as applicable, AII shall not be responsible for the payment of the Annie Sez/Tweeters Leasing Expenses related thereto, shall have no further liability in connection with such space; and

(ii)           in no event shall AII be liable for a default under the Lease to Annie Sez or Tweeters, or any replacement lease of the Annie Sez Space or the Tweeters Space, and AII’s sole liability under this Section 13.03 shall be the payment of the Annie Sez/Tweeters Leasing Expenses as provided herein.

ARTICLE XIV

INDEMNIFICATION

14.01	Indemnification by Members of ARA Companies and AII Companies.

(a)           ARA and ARA Companies. Subject to the limitations set forth in this Article XIV, ARA and, prior to the Closing, the ARA Companies shall, jointly and severally, be liable for, and shall indemnify and defend the GDC Owners, the GDC Companies, the Survivor Entities, their respective Affiliates (other than ARA and its Parent Companies) and each of their respective stockholders, members, partners, directors, managers, officers, employees, agents and representatives (collectively, the “GDC Indemnified Parties”) against, and shall hold the GDC Indemnified Parties harmless from, any loss, liability, claim, charge, action, suit, proceeding, assessed interest, penalty, damage, Tax or expense, including reasonable legal fees and expenses (collectively, “Losses”), resulting from, arising out of, or suffered or incurred by the GDC Indemnified Parties in connection with, or otherwise with respect to:

(i)             any breach of any of the representations or warranties of ARA or any ARA Company contained in this Agreement or any other Transaction Document;

(ii)            any breach of any of the covenants or agreements of ARA or any ARA Company contained in this Agreement or any other Transaction Document; or

(iii)	the Action described on Schedule 8.03.

Notwithstanding any other provision hereof, in the event any obligation under this Section 14.01(a) shall not be satisfied prior to the Closing, from the Closing Date the obligations of the ARA Companies under this Section 14.01(a) shall become the obligation of ARA.

(b)           AII Companies. Subject to the limitations set forth in this Article XIV, AII and, prior to the Closing, the AII Companies shall, jointly and severally, be liable for, and shall indemnify and defend the GDC Indemnified Parties against, and shall hold the GDC Indemnified Parties harmless from, any Loss resulting from, arising out of, or suffered or incurred by the GDC Indemnified Parties in connection with, or otherwise with respect to:

(i)                 any breach of any of the representations or warranties of AII or any AII Company contained in this Agreement or any other Transaction Document;

(ii)            any breach of any of the covenants or agreements of AII or any AII Company contained in this Agreement or any other Transaction Document; or

(iii)	the Action described on Schedule 8.03.

Notwithstanding any other provision hereof, in the event any obligation under this Section 14.01(b) shall not be satisfied prior to the Closing, from the Closing Date the obligations of the AII Companies under this Section 14.01(b) shall become the obligation of AII.

(c)           Limitations. None of ARA, the ARA Companies, AII or the AII Companies shall be liable for any Loss or Losses (i) under Sections 14.01(a), 14.01(b) or 14.01(f) unless the claim for such Loss or Losses is brought within the Applicable Survival Period, (ii) under Sections 14.01(a)(i) (other than with respect to the representation set forth in the last sentence of Section 6.03) or 14.01(b)(i) unless and until the aggregate amount of all Losses incurred by the GDC Indemnified Parties under Sections 14.01(a)(i) (other than with respect to the representation set forth in the last sentence of Section 6.03) and 14.01(b)(i) exceeds $100,000 (the “Deductible”), and then only to the extent that such Losses exceed the Deductible, and (iii) under Section 14.01(a)(i) with respect to the representation set forth in the last sentence of Section 6.03 unless and until the aggregate amount of all Losses incurred by the GDC Indemnified Parties with respect to a breach of the representation set forth in the last sentence of Section 6.03 exceeds $500,000, and then only to the extent such Losses exceed $500,000, but the cumulative indemnification obligation of ARA, the ARA Companies, AII and the AII Companies with respect to any and all breaches of the representation set forth in the last sentence of Section 6.03 shall in no event exceed $1,500,000 in the aggregate; provided, however, that (x) the cumulative indemnification obligation of ARA, AII, the AII Companies and the ARA Companies under Sections 14.01(a)(i) (other than with respect to the representation set forth in the last sentence of Section 6.03, which shall be governed by clause (iii) above) and 14.01(b)(i) shall in no event exceed $5,000,000 in the aggregate (the “ARA/AII Indemnity Cap”) and (y) that the limitations set forth in this Section 14.01(c) shall not apply to (I) Losses by reason of any claims brought on the basis of fraud or willful breach or (II) any claim for indemnification arising out of a breach or alleged breach of Section 6.01, 6.02, 8.01, 8.11, 8.12, 8.14, 8.15, 8,18, 8.19, 9.01(a), 9.01(b), 9.01(c), 9.01(d), 9.01(f), 9.01(i), 9.02(a), 9.02(b), 9.02(c), 9.02(d), 9.02(f), 9.02(i) or 18.01. ARA shall not be liable for more than 22.22% of the aggregate amount of Losses under Section 14.01(a)(iii) and Section 14.02(a)(iii). AII shall not be liable for more than 77.78% of the aggregate amount of Losses under Section 14.01(a)(iii) and Section 14.02(a)(iii).

(d)           Additional Limitations. In addition to the limitations set forth in Section 14.01(c), none of ARA, the ARA Companies, AII or the AII Companies shall be obligated to indemnify the GDC Indemnified Parties with respect to any indirect, special, incidental, consequential or punitive damages claimed by the GDC Indemnified Parties resulting from any breach of any representation or warranty, covenant or agreement covered by Sections 14.01(a) or 14.01(b) other than any such indirect, special, incidental, consequential or punitive damages paid, or to be paid, by the GDC Indemnified Parties to an unaffiliated third-party claimant in connection with an indemnifiable claim under this Article XIV.

(e)           Exclusive Remedy. Each of the GDC Indemnified Parties acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all matters arising out of, relating to or connected with this Agreement, ARA, the ARA Companies, AII, the AII Companies and their respective assets and liabilities, the Mergers, the Property Owners and the Properties (other than claims of, or causes of action arising from fraud or willful breach) shall be pursuant to the indemnification provisions set forth in this Article XIV. In furtherance of the foregoing, each GDC Indemnified Party (on behalf of itself and its Affiliates (including, following the Closing, the Property Owners)) hereby waives, from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from fraud or willful breach) which such GDC Indemnified Party may have against ARA, the ARA Companies, AII, the AII Companies or any of their respective Affiliates arising under or based upon any Law or otherwise (except pursuant to the indemnification provisions set forth in this Article XIV).

(f)            Common Area Maintenance Charge Audits. Subject to the limitations set forth in this Article XIV, AII and, after ARA ceases to be a member of the Survivor Entity that owns the Property Owner with respect to which a claim is made, ARA, severally and not jointly, shall be liable for, and shall indemnify and defend the GDC Owners against, and shall hold the GDC Owners harmless from, any Losses, resulting from, arising out of, or suffered or incurred by the GDC Owners in connection with, or otherwise with respect to any claim by a tenant of any Property that an overpayment of common area maintenance charges has been made thereby or assessed by a Property Owner with respect to the period prior to the Closing Date. ARA shall not be liable for more than 22.22% of the aggregate amount of Losses of any claim made under this Section 14.01(f) and AII shall not be liable for more than 77.78% of the aggregate amount of Losses of any claim made under this Section 14.01(f). Notwithstanding any other provision hereof, it is acknowledged and agreed that (i) 77.78% of the Losses resulting from, arising out of, or suffered or incurred by a Property Owner in connection with, or otherwise with respect to any such claim shall be deemed the Loss of the GDC Owners for purposes of this Section 14.01(f) and (ii) during the period that ARA is a member of the Survivor Entity that owns such Property Owner, AII shall be liable under this Section 14.01(f) for 100% (and not only 77.78%) of such deemed Loss to the GDC Owners.

14.02	Indemnification by the GDC Owners and the GDC Companies.

(a)           Indemnification Obligation. Subject to the limitations set forth in this Article XIV, the GDC Owners and the GDC Companies shall, jointly and severally, indemnify and defend ARA, the ARA Companies, AII and the AII Companies (the “Seller Indemnified Parties”) against, and shall hold the Seller Indemnified Parties harmless from, any Loss resulting from, arising out of, or incurred by any Seller Indemnified Party in connection with, or otherwise with respect to:

(i)             any breach of any of the representations or warranties of the GDC Owners or any GDC Company contained in this Agreement or any other Transaction Document; and

(ii)            any breach of any of the covenants or agreements of the GDC Owners or any GDC Company contained in this Agreement or any other Transaction Documents.

(b)         Limitations. Neither the GDC Owners nor any GDC Company shall be liable for any Loss or Losses (i) under Section 14.02(a) unless the claim for such Loss or Losses is brought within the Applicable Survival Period or (ii) under Section 14.02(a)(i) unless and until the aggregate amount of all Losses incurred by the Seller Indemnified Parties under Section 14.02(a)(i) exceeds the Deductible, and then only to the extent that such Losses exceed the Deductible; provided, however, that (x) the cumulative indemnification obligation of the GDC Owners and the GDC Companies under Section 14.02(a)(i) shall in no event exceed $5,000,000 in the aggregate (the “GDC Indemnity Cap”) and (y) that the limitations set forth in this Section 14.02(b) shall not apply to (I) Losses by reason of any claims brought on the basis of fraud or willful breach or (II) any claim for indemnification arising out of a breach or alleged breach of Section  10.02, 10.03, 10.04, 10.06, 10.08 or 10.09.

(c)         Additional Limitations. In addition to the limitations set forth in Section 14.02(b), none of the GDC Owners or the GDC Companies shall be obligated to indemnify the Seller Indemnified Parties with respect to any indirect, special, incidental, consequential or punitive damages claimed by the Seller Indemnified Parties resulting from any breach of any representation or warranty, covenant or agreement covered by Section 14.02(a) other than any such indirect, special, incidental, consequential or punitive damages paid, or to be paid, by the Seller Indemnified Parties to an unaffiliated third-party claimant in connection with an indemnifiable claim under this Article XIV.

(d)         Exclusive Remedy. Each of the Seller Indemnified Parties acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all matters arising out of, relating to or connected with this Agreement, the GDC Owners, the GDC Companies, their respective assets and liabilities and the Mergers (other than claims of, or causes of action arising from fraud or willful breach) shall be pursuant to the indemnification provisions set forth in this Article XIV. In furtherance of the foregoing, each Seller Indemnified Party (on behalf of itself and its Affiliates) hereby waives, from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from fraud or willful breach) which such Seller Indemnified Party may have against the GDC Owners, the GDC Companies or any of their respective Affiliates arising under or based upon any Law or otherwise (except pursuant to the indemnification provisions set forth in this Article XIV).

(e)         Pledge Agreement. As security for the punctual payment and full performance of all obligations of the GDC Owners under this Article XIV (the “Secured Obligations”), at the Closing, each of the GDC Owners will transfer, grant, bargain, sell, convey, hypothecate, pledge, set over and deliver unto ARA and AII, and grant to ARA and AII, a security interest in the issued and outstanding limited liability company interests of each of the Survivor Entities, and all proceeds thereof, pursuant to a membership interest pledge agreement in the form attached hereto as Exhibit E.

14.03	Tax Indemnification by the Contributors and the Principal.

(a)         From and after the Closing, each of ARA and AII shall, jointly and severally, indemnify the GDC Indemnified Parties against and hold them harmless from (i) all liability for Taxes of any of the ARA Companies, the AII Companies and the Property Owners for the taxable period (or portions thereof) ending on or prior to the Closing Date (the “Pre-Closing Tax Period”) and (ii) all liability for reasonable legal fees, costs and expenses for any item attributable to any item in clause (i) above. From and after the Closing, each of the GDC Owners and the Survivor Entities shall, jointly and severally, indemnify the Seller Indemnified Parties against and hold them harmless from (A) all liability for Taxes of any of the GDC Companies for the Pre-Closing Tax Period, (B) all liability for Taxes of any of the Survivor Entities and the Property Owners (other than any Tax owed by a Seller Indemnified Party in its capacity as a member of a Survivor Entity) for the taxable period (or portions thereof) commencing after the Closing Date (the “Post-Closing Tax Period”) and (C) all liability for reasonable legal fees, costs and expenses for any item attributable to any item in clauses (A) and (B) above.

(b)         Any indemnity payment to be made under this Section 14.03 shall be paid within ten (10) days after the Indemnitee makes written demand upon the Indemnitor, but in no case earlier than five (5) Business Days prior to the date on which the relevant Taxes are required to be paid to the relevant Taxing authority (including as estimated Tax payments).

(c)         For purposes of Section 14.03(a), for a taxable period of any ARA Company, any AII Company and any Property Owner that includes but does not end on the Closing Date, (i) real, personal and intangible property Taxes shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period on a pro rata daily basis and (ii) income Taxes for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the day immediately prior to the Closing Date.

14.04	Indemnification Procedure for Third Party Claims.

(a)           In the event that any claim or demand, or other circumstance or state of facts which could give rise to any claim or demand, for which an Indemnitor may be liable to an Indemnitee hereunder is asserted or sought to be collected by a third party (“Third Party Claim”), the Indemnitee shall as soon as practicable notify the Indemnitor in writing of such Third Party Claim (“Notice of Claim”); provided, however, that failure to so give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been actually and materially prejudiced as a result of such failure. The Notice of Claim shall (i) state that the Indemnitee has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement, and (ii) specify in reasonable detail, the amount or the estimated amount of such Third Party Claim, to the extent such amount is reasonably determinable, each item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related. The Indemnitee shall enclose with the Notice of Claim a copy of all papers served thereon with respect to such Third Party Claim, if any, and any other documents received thereby evidencing such Third Party Claim. “Indemnitee” means any Person that is seeking indemnification from an Indemnitor pursuant to the provisions of this Agreement. “Indemnitor” means any party to this Agreement from which any Indemnitee is seeking indemnification pursuant to the provisions of this Agreement.

(b)           The Indemnitor will have 30 days from the date on which the Indemnitor received the Notice of Claim to provide written notice to the Indemnitee that the Indemnitor desires to assume the defense or prosecution of such Third Party Claim and any litigation resulting therefrom with counsel of its choice and at its sole cost and expense (a “Third Party Defense”); provided, however, that such counsel is not reasonably objected to by the Indemnitee. If the Indemnitor assumes the Third Party Defense in accordance herewith, (i) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim but the Indemnitor shall control the investigation, defense and settlement thereof, (ii) the Indemnitee will not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitor and (iii) the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless such judgment or settlement contains a full release of the Indemnitee with respect to such Third Party Claim without the prior written consent of the Indemnitee. The Indemnitor shall be liable for the fees and expenses of counsel employed by the Indemnitee in the defense of the Third Party Claim for any period during which the Indemnitor has not assumed the defense thereof. The parties will use commercially reasonable efforts to minimize Losses from Third Party Claims and will act in good faith in responding to, defending against, settling or otherwise dealing with such claims. The parties will also cooperate in any such defense and give each other reasonable access to all information relevant thereto. Whether or not the Indemnitor has assumed the Third Party Defense, such Indemnitor will not be obligated to indemnify the Indemnitee hereunder for any settlement entered into or any judgment that was consented to without the Indemnitor’s prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnitor shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee that the Indemnitee determines cannot be separated from any related claim for money damages.

(c)           If the Indemnitor does not assume the Third Party Defense within 30 days of receipt of the Notice of Claim, the Indemnitee will be entitled to maintain the Third Party Defense, at its sole cost and expense (or, if the Indemnitee incurs a Loss with respect to the matter in question for which the Indemnitee is entitled to indemnification pursuant to this Article XIV, at the expense of the Indemnitor) upon delivery of notice to such effect to the Indemnitor; provided that the (i) Indemnitor shall have the right to participate in the Third Party Defense at its sole cost and expense, but the Indemnitee shall control the investigation, defense and settlement thereof; (ii) the Indemnitor may at any time thereafter assume the Third Party Defense, in which event the Indemnitor shall bear the reasonable fees, costs and expenses of the Indemnitee’s counsel incurred prior to the assumption by the Indemnitor of the Third Party Defense, and (iii) the Indemnitor will not be obligated to indemnify the Indemnitee hereunder for any settlement entered into or any judgment that was consented to without the Indemnitor’s prior written consent, which consent shall not unreasonably withheld or delayed.

14.05     Indemnification Procedures for Non-Third Party Claims. The Indemnitee will notify the Indemnitor in writing with reasonable promptness of its discovery of any claim against the Indemnitor under this Article XIV that does not involve a Third Party Claim, such notice to contain the information set forth in the following sentence. The failure by any Indemnitee so to notify the Indemnitor shall not relieve the Indemnitor from any liability that it may have to such Indemnitee under this Article XIV, except to the extent that the Indemnitor demonstrates that it has been actually and materially prejudiced by such failure. The Notice of Claim shall (i) state that the Indemnitee has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement, and (ii) specify in reasonable detail each item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnitee claims to be entitled hereunder. In the event that the Indemnitor does not notify the Indemnitee that it disputes such claim within 30 days from receipt of such Notice of Claim, the claim specified therein shall be conclusively deemed a liability of the Indemnitor hereunder (subject to the ARA/AII Indemnity Cap, the GDC Indemnity Cap and the other limitations set forth in Sections 14.01 and 14.02, as applicable) and the Indemnitor shall pay the amount of such liability to the Indemnitee on demand or, in the case of any Notice of Claim in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. The Indemnitee, at the Indemnitor’s sole expense, will reasonably cooperate and assist the Indemnitor in determining the validity of any claim for indemnity by the Indemnitee and in otherwise resolving such matters. Such assistance and cooperation will include providing reasonable access to pertinent personnel and to copies of information, records and documents relating to such matters.

14.06	Calculation of Indemnity Payments.

(a)           The Indemnitee agrees to use its commercially reasonable efforts to pursue and collect on any recovery available under any insurance policies. The Indemnitor agrees that the Indemnitee shall have no obligation to maintain insurance. The amount of Losses payable under this Article XIV by the Indemnitor shall be reduced by any and all amounts actually recovered by the Indemnitee under applicable insurance policies with respect to such Loss (as reduced by any increase to the insurance premiums payable by the Indemnitee resulting from such recovery). If the Indemnitee receives any amounts under applicable insurance policies, subsequent to an indemnification payment by the Indemnitor, then such Indemnitee shall promptly reimburse the Indemnitor for any payment made by such Indemnitor in connection with providing such indemnification up to the amount received by the Indemnitee, net of any expenses (including increased premiums) incurred by such Indemnitee in (or as a result of) collecting such amount.

(b)           The amount of Losses incurred by an Indemnitee shall be reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such indemnified amount.

(c)           No Losses shall be determined or increased based on any multiple of any financial measure (including earnings, sales or other benchmarks) that might have been used by the GDC Owners in the valuation of the Property Owners or their respective business and operations.

14.07     Characterization of Indemnification Payments. Except as otherwise required by applicable Law, the parties shall treat any indemnification payment made hereunder as an adjustment to the Merger Consideration.

ARTICLE XV

CONDITIONS TO OBLIGATIONS OF ARA COMPANIES AND AII COMPANIES

15.01     Conditions Precedent. The obligations of ARA, AII, the ARA Companies and the AII Companies to consummate the Mergers are subject to the fulfillment (or waiver by ARA in its sole discretion) of each of the following conditions:

(a)           Each of the representations and warranties of the GDC Owners and the GDC Companies set forth in this Agreement and the other Transaction Documents shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date, except (i) to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, (ii) for changes contemplated by this Agreement or (iii) for circumstances under which the breach of the representation or warranty would not reasonably be expected to have a Material Adverse Effect on the GDC Companies.

(b)           The GDC Owners and the GDC Companies shall have performed or complied in all material respects with all of their respective covenants, undertakings and obligations and all conditions required by this Agreement to be performed and complied with by the GDC Owners and the GDC Companies at or prior to the Closing.

(c)         Either AII or ARA shall have made an ARA Bridge Loan in the principal amount of $16,915,000 to Brandywine Condominium.

(d)         No material Law shall be in effect that enjoins, restrains or prohibits the consummation by any ARA Company or any AII Company of the Mergers.

(e)         There shall not be pending or threatened any Action initiated by a Government Entity challenging or seeking to restrain or prohibit the Mergers.

(f)         Each of the GDC Owners and each GDC Company shall have duly executed and, if applicable, delivered the Transaction Documents to which it is party.

(g)         The receipt by ARA of the certificate of the Secretary or the Assistant Secretary of the GDC Owners and each GDC Company, dated the Closing Date, attesting to the incumbency of each authorized person thereof who shall execute any Transaction Document.

(h)         A certificate, dated the Closing Date and signed by an authorized person of the GDC Owners and each GDC Company, certifying that as of the Closing Date such Person has satisfied its respective conditions specified in Sections 15.01(a) and 15.01(b).

(i)          The delivery of a copy of the requisite approvals of the governing authority and, as applicable, the equity holders of the GDC Owners and each GDC Company authorizing the execution, delivery and performance thereby of this Agreement and the other Transaction Documents to which it is or shall be a party, which copies are certified by the appropriate officer thereof as being true and correct copies of such approvals.

(j)	Receipt by ARA and AII of the items set forth in Section 17.02.

ARTICLE XVI

CONDITIONS TO OBLIGATIONS OF GDC COMPANIES

16.01     Conditions Precedent. The obligations of the GDC Companies to consummate the Mergers are subject to the fulfillment (or waiver by the GDC Owners in its sole discretion) at or prior to the Closing of each of the following conditions:

(a)           Each of the representations and warranties of ARA, AII, the ARA Companies and the AII Companies set forth in this Agreement and the other Transaction Documents shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date, except (i) to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, (ii) for changes contemplated by this Agreement or (iii) for circumstances under which the breach of the representation or warranty would not reasonably be expected to have a Material Adverse Effect on the ARA Companies and the AII Companies.

(b)           ARA, AII, the ARA Companies and the AII Companies shall have performed or complied in all material respects with all of their respective covenants, undertakings and obligations and all conditions required by this Agreement to be performed and complied with by ARA, AII, the ARA Companies and the AII Companies at or prior to the Closing.

(c)           The Title Company shall be willing to issue a title insurance policy with respect to the Properties in form and substance acceptable to the GDC Owners, in its sole discretion, at filed or promulgated rates without special premiums.

(d)           Non Imputation Affidavits necessary for the GDC Owners to obtain the Title Commitment and any subsequently issued title policy shall have been delivered to the GDC Owners.

(e)         Either AII or ARA shall have made an ARA Bridge Loan in the principal amount of $16,915,000 to Brandywine Condominium.

(f)          No Law shall be in effect that enjoins, restrains or prohibits the consummation by any GDC Company, any ARA Company or any AII Company of the Mergers or by any ARA Transaction Party of any of the other transactions contemplated by this Agreement or any other Transaction Document.

(g)         There shall not be pending or threatened any Action initiated by a Government Entity challenging or seeking to restrain or prohibit the Mergers or any other transaction contemplated by this Agreement or any other Transaction Document.

(h)         Each of ARA, AII, each ARA Company, each AII Company and each Affiliate thereof shall have duly executed and, if applicable, delivered the Transaction Documents to which it is party (each such Person, an “ARA/AII Transaction Party”), including the Property Management Agreements in the forms attached hereto as Exhibits N-1 through N-4, the Administrative Services Agreements in the forms attached hereto as Exhibits O-1 through O-4, and the Proration Agreement in the form attached hereto as Exhibit P.

(i)          The receipt by the GDC Owners of the certificate of the Secretary or the Assistant Secretary of each of ARA/AII Transaction Party, dated the Closing Date, attesting to the incumbency of each authorized person thereof who shall execute any Transaction Document.

(j)          A certificate, dated the Closing Date and signed by an authorized person of each of ARA/AII Transaction Party, certifying that as of the Closing Date such Person has satisfied its respective conditions specified in Sections 16.01(a) and 16.01(b).

(k)         The delivery of a copy of the requisite approvals of the governing authority and, as applicable, the equity holders of each of ARA/AII Transaction Party authorizing the execution, delivery and performance thereby of this Agreement and the other Transaction Documents to which it is or shall be a party, which copies are certified by the appropriate officer thereof as being true and correct copies of such approvals.

(l)          Receipt by the GDC Owners (or the Title Company, as noted) of the items set forth in Section 17.01.

ARTICLE XVII

DOCUMENTS TO BE DELIVERED AT CLOSING

17.01     Deliveries. At the Closing, ARA, AII, the ARA Companies and the AII Companies shall, or shall cause the Property Owners to, execute, acknowledge or deliver, as applicable, the following to the GDC Owners (or the Title Company, as noted), as applicable:

(a)          FIRPTA affidavits sworn to by each of the AII Companies in the form of Exhibit Q.

(b)           An original, completed and signed estoppel certificate from each of the tenants of the Properties, or, if the Property Owners are unable to obtain such a certificate from any tenant prior to the Closing, an original, completed and signed estoppel certificate from ARA with respect to such tenant, for the benefit of the Survivor Entities, each dated not more than thirty (30) days prior to Closing, which estoppel certificates shall be substantially in the form attached hereto as Exhibit R annexed hereto, or on such other form as may be provided in the applicable tenant lease, and shall not contain any information that may have a Material Adverse Effect with respect to the Property Owners or result in a breach of any representation or warranty herein (such estoppel certificate if signed by a tenant, a “Tenant Estoppel Certificate” and if signed by ARA, a “Landlord Estoppel Certificate”); provided, however, that ARA shall have the right, at any time, to replace any Landlord Estoppel Certificate with a Tenant Estoppel Certificate signed by the tenant covered by such Landlord Estoppel Certificate by delivering the Tenant Estoppel Certificate to the GDC Owners and upon delivery of such a Tenant Estoppel Certificate ARA shall have no obligations with respect to the Landlord Estoppel Certificate replaced thereby. In the event that, at least five (5) days prior to the Closing Date, the GDC Owners are not provided the required executed Tenant Estoppel Certificates and Landlord Estoppel Certificates (in the form and containing the information required hereunder) then the GDC Owners shall be entitled to elect to terminate this Agreement, whereby the Agreement shall be null and void and whereupon the parties hereto shall have no further rights, duties, obligations or liabilities to one another hereunder except the Surviving Obligations and except the Fund shall be immediately disbursed to the GDC Owners and the GDC Companies.

(c)           All evidence of authority as may be requested by Title Company as well as all affidavits reasonably required by Title Company to issue the Title Commitment and any subsequently issued title policy.

(d)           The Non Imputation Affidavits necessary for the GDC Owners to obtain the Title Commitment and any subsequently issued title policy.

(e)         All other documents any ARA/AII Transaction Party is required to deliver pursuant to the provisions of this Agreement.

17.02     Deliveries. At the Closing, the GDC Owners and the GDC Companies shall execute, acknowledge or deliver, as applicable, the following to ARA and AII:

(a)	The First Step Merger Consideration.

(b)           The Second Step Merger Consideration in accordance with Section 5.01(d).

(c)         The AII Bridge Notes, the ARA Bridge Notes, the AII Bridge Mortgages, the ARA Bridge Mortgages and the guarantees of Samuel and Martin Ginsburg to the extent required pursuant to Section 5.01(c)(i) and Section 5.01(c)(ii).

(d)         All other documents the GDC Owners and the GDC Companies are required to deliver pursuant to the provisions of this Agreement including all documents required by the Lender, if any.

ARTICLE XVIII

FEES

18.01     Broker. Each party hereto represents and warrants to each other that they have not dealt with any broker in connection with the Properties and the transactions described herein. The obligations and representations and warranties contained in this Section 18.01 shall survive the termination of this Agreement and the Closing.

18.02    GDC Fee. The GDC Owners have engaged Greenhill Partners as a financial consultant and the GDC Owners shall pay a fee due to Greenhill Partners in connection with the Properties and the transaction described herein pursuant to a separate agreement between the GDC Owners and Greenhill Partners and shall indemnify the other parties hereto against all fees owed to Greenhill Partners arising out of the transaction contemplated in this Agreement.

ARTICLE XIX

DAMAGE OR DESTRUCTION OR CONDEMNATION TERMINATION RIGHTS

19.01	Damage or Destruction or Condemnation Termination Rights.

(a)           Except as otherwise provided in this Agreement, between the date hereof and Closing, the risk of loss or damage to each Property by fire or other casualty is borne by the ARA Companies and the AII Companies. If prior to the Closing Date a “material” part (as hereinafter defined) of any of the Properties are damaged or destroyed by fire or other casualty or is taken by eminent domain or condemnation (or becomes the subject of a pending taking or condemnation Action which has not been consummated) (any such event, a “Damage Event”),

ARA shall notify the GDC Owners of such fact upon becoming aware of such fact and, except as hereinafter provided, the GDC Owners shall have the option to terminate this Agreement. If this Agreement is so terminated, the provisions of Section 19.01(c) shall apply. A “material” part of the Properties shall be deemed to have been subject to a Damage Event if the cost of repair or replacement for the Properties shall be higher than $20,000,000, or if ten percent (10%) or more of the net rentable area of the Properties, taken as a whole, is rendered untenantable or the predominant means of access to the Properties, taken as a whole, is destroyed, taken or condemned (or becomes subject to a taking or condemnation Action) (the “Material Damage”) or if the Damage Event would allow any tenant to terminate its lease under the terms of its Lease or New Lease (a “Tenant Termination Right”). The option of the GDC Owners to terminate shall be exercised by the GDC Owners giving written notice thereof to ARA within fifteen (15) days after receipt of ARA’s notice pursuant to the second sentence of this Section 19.01(a), such notice by the GDC Owners to specify whether the exercise is applicable to a Material Damage even if ARA is able to obtain a waiver of any applicable Tenant Termination Rights. If within thirty (30) days after the date of the Damage Event described in such notice (but in any event not later than ten (10) days prior to the Closing Date), the Property Owners obtain from all tenants having a Tenant Termination Right with respect to such Damage Event, a waiver of the tenant’s right to terminate its Lease or New Lease by reason of such Damage Event, then ARA shall immediately notify the GDC Owners thereof, and the GDC Owners’ election to terminate by reason of the Tenant Termination Right shall be deemed withdrawn by the GDC Owners, but the GDC Owners’ election to terminate by reason of Material Damage, if applicable, shall remain effective unless the GDC Owners withdraw its election to terminate in connection with the Material Damage by notice to ARA of such withdrawal, such notice to be given no later than five (5) Business Days after ARA’s notice to the GDC Owners of the waiver of Tenant Termination Rights.

(b)           If (i) the GDC Owners do not elect to terminate this Agreement or any such election is withdrawn or waived pursuant to Section 19.01(a) or (ii)“immaterial” part (“immaterial” is herein deemed to be any damage or destruction, taking or condemnation (or pending taking or condemnation) which is not “material”, as such term is defined in Section 19.01(a)) of the Properties becomes subject to a Damage Event and as a result thereof no tenant is entitled to exercise its Tenant Termination Right or any tenant waives its Tenant Termination Right with respect to such Damage Event, then the parties hereto shall close on the Mergers as provided in this Agreement (subject to the other provisions hereof). The ARA Companies and the AII Companies shall not permit any Property Owner in such instance, to settle or compromise any claim or utilize insurance proceeds received as a result of such Damage Event without the GDC Owners’ written consent.

(c)           If the GDC Owners elect to terminate this Agreement pursuant to Section 19.01(a), and such election is not withdrawn, deemed withdrawn or waived by the GDC Owners pursuant to Section 19.01(a), this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that the GDC Owners shall be entitled to a return of the Fund.

ARTICLE XX

REMEDIES

20.01     Termination. This Agreement shall terminate and the transactions contemplated by this Agreement shall be abandoned upon occurrence of any of the following events at any time prior to the First Step Effective Time:

(a)	by the mutual written consent of ARA, AII and the GDC Owners;

(b)           by the GDC Owners, upon written notice to ARA and AII that the GDC Owners are terminating this Agreement:

(i)             if the Closing does not occur on or prior to the Closing Date, unless the failure of such occurrence shall be due to the failure of the GDC Owners or any GDC Company to perform or observe the covenants, agreements and conditions hereof to be performed or observed by it at or prior to the First Step Effective Time;

(ii)            if events occur that render impossible the satisfaction of one or more of the conditions set forth in Article XVI and such conditions are not waived by the GDC Owners, unless the failure of such occurrence shall be due to the failure of the GDC Owners or any GDC Company to perform or observe the covenants, agreements and conditions hereof to be performed or observed by it at or prior to the First Step Effective Time; or

(iii)	pursuant to Section 12.01(a), 12.02(a), 12.04(a), 17.01(b) or 19.01(a).

(c)           by ARA, upon written notice to the GDC Owners that ARA is terminating this Agreement:

(i)             if the Closing does not occur on or prior to the Closing Date, unless the failure of such occurrence shall be due to the failure of ARA, AII, any ARA Company or any AII Company to perform or observe the covenants, agreements and conditions hereof to be performed or observed thereby at or prior to the First Step Effective Time; or

(ii)            if events occur that render impossible the satisfaction of one or more of the conditions set forth in Article XV and such conditions are not waived by ARA, unless the failure of such occurrence shall be due to the failure of ARA, AII, any ARA Company or any AII Company to perform or observe the covenants, agreements and conditions hereof to be performed or observed thereby at or prior to the First Step Effective Time.

20.02.    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 20.01, then this Agreement shall be terminated and become void and no party shall have any further rights, obligations or liabilities hereunder, except that (a) the GDC Owners and the GDC Companies shall immediately receive control to direct the Fund, unless such termination has occurred pursuant to Section 20.01(c) and the Closing has failed to occur by reason of the GDC Owners’ or any GDC Company’s breach, default or failure or refusal to perform or observe the covenants, agreements or conditions hereunder in which case ARA, AII, the ARA Companies and the AII Companies shall be entitled to receive the Fund in accordance with the terms of the Escrow Agreement as liquidated damages as, notwithstanding any other provision hereof, ARA’s, AII’s, each ARA Company’s and each AII Company’s sole and exclusive remedy for all loss, damage and expenses suffered by any of them as a result of such termination and breach, default, failure or refusal, it being agreed that their damages are impossible to ascertain, (b) the Surviving Obligations shall continue in effect and (c) such termination shall not relieve any party hereto of any Liabilities resulting from any willful breach hereof by such party on or prior to the date of such termination.

20.03     Surviving Obligations. The “Surviving Obligations” means all obligations of the parties hereto under this Agreement that are specified to survive a termination of this Agreement as well as those set forth in this Section 20.3 and Articles XIV and XXI.

ARTICLE XXI

OTHER PROVISIONS

21.01     Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, the GDC Companies shall be permitted to make an assignment with respect to this Agreement to Investment Properties Exchange Services, Inc. (or another appropriate Person), as a qualified intermediary, for purposes of completing tax-deferred exchanges by the GDC Companies under Section 1031 of the Code in connection with the Mergers.

21.02	Notices.

(a)           All notices, elections, consents, approvals, demands, objections, requests or other communications which any party hereto or Escrow Agent may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and sent by (i) hand-delivery, (ii) facsimile transmission with receipted confirmation (and with copy by overnight express mail or courier) or (iii) express mail or courier (for next Business Day delivery), addressed as follows:

If to ARA or any of the ARA Companies:

Acadia Realty Acquisition I, LLC

c/o Acadia Realty Trust

1311 Mamaroneck Avenue

Suite 260

White Plains, New York 10605

Attention: Robert Masters, Sr. V.P.

Fax: (914) 428-2139

With a copy to:

Wachtel & Masyr, LLP

110 East 59th Street

New York, NY 10022

Attention: Marvin J. Levine, Esq.

Fax: (212) 371-0320

If to AII or any of the AII Companies:

c/o Yale University Investments Office

55 Whitney Avenue, Fifth Floor

New Haven, CT 06510

Attention: Alan Forman

Fax: (203) 432-6314

With a copy to:

Acadia Realty Trust

1311 Mamaroneck Avenue

Suite 260

White Plains, New York 10605

Attention: Robert Masters, Secretary

Fax: (914) 428-2139

If to the GDC Owners or any of the GDC Companies:

GDC Properties

245 Saw Mill River Road

Hawthorne, New York 10532

Attention: William Ingraham

Fax: (914) 747-1237

With a copy to:

Riker Danzig Scherer Hyland & Perretti LLP

Headquarters Plaza

One Speedwell Avenue

Morristown, New Jersey 07962-1981

Attention: Andrew J. Stamelman, Esq.

Fax: (973) 451-8735

If to Escrow Agent:

LandAmerica Financial Group, Inc.

Two Grand Central Tower

140 East 45th Street

New York, NY 10017

Attention: Asher Fried and Craig Feder

Fax: 212-949-2438

(b)           Any party hereto or Escrow Agent may designate another addressee or change their respective address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 21.02. A notice or other communication sent in compliance with the provisions of this Section 21.02 shall be deemed given and received on (i) the date it is delivered to the other party if sent by express mail or courier or hand-delivered, or (ii) the date received by facsimile transmission with receipted confirmation (and provided the copy by overnight express mail or courier has been sent under Section 21.02(a)), provided, however, that if the facsimile is transmitted after 5:00 p.m., New York time, it shall be deemed received the following Business Day. Notices may be given by the respective attorneys of any party with the same force and effect as if given by any party.

21.03	Premises Information and Confidentiality.

(a)           The GDC Owners and each of the GDC Companies agree that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior written consent of ARA be disclosed by the GDC Owners, the GDC Companies or the GDC Companies’ Representatives, in any manner whatsoever, in whole or in part, and will not be used by any of them, directly or indirectly, for any purpose other than evaluating the ARA Companies, the AII Companies, the Property Owners and the Properties. Moreover, the GDC Owners and each of the GDC Companies agrees that, prior to the Closing, the Property Information will be transmitted only to the GDC Companies’ Representatives who need to know the Property Information for the purpose of evaluating, operating, financing or investing in the ARA Companies, the AII Companies, the Property Owners and the Properties, and who are informed by the GDC Owners of the confidential nature of the Property Information. Each of ARA, AII, each ARA Company and each AII Company agrees that, prior to the Closing, all GDC Information shall be kept strictly confidential and shall not, without the prior written consent of the GDC Owners be disclosed by ARA, AII, any ARA Company, any AII Company or any ARA/AII Representatives, in any manner whatsoever, in whole or in part, and will not be used by any of them, directly or indirectly, for any purpose other than evaluating the transactions contemplated hereby. Moreover, each of ARA, AII, each ARA Company and each AII Company agrees that, prior to the Closing, the GDC Information will be transmitted only to the ARA/AII Representatives who need to know the GDC Information for the purpose of evaluating the transactions contemplated hereby, and who are informed by ARA or AII of the confidential nature of the GDC Information. The provisions of this Section 21.03(a) shall in no event apply to Property Information which is a matter of public record and shall not prevent the GDC Owners or the GDC Companies from complying with Laws, including governmental regulatory, disclosure, tax and reporting requirements.

(b)           In the event this Agreement is terminated, the GDC Owners, the GDC Companies and the GDC Companies’ Representatives shall promptly deliver to ARA all originals and copies of the Property Information in the possession of the GDC Owners, the GDC Companies and the GDC Companies’ Representatives, including any third party studies or reports obtained by the GDC Owners or the GDC Companies and in their possession from any other party hereto in connection with their investigations or otherwise with respect to the ARA Companies, the AII Companies, the Property Owners and the Properties. In the event this Agreement is terminated, each of ARA, AII, each ARA Company, each AII Company and each ARA/AII Representative shall promptly deliver to the GDC Owners all originals and copies of the GDC Information in such Person’s possession, including any third party studies or reports provided to, or otherwise obtained by, such Person.

(c)           As used in this Agreement, the term “Property Information” shall mean (i) all information and documents in any way relating to the ARA Companies, the AII Companies, the Property Owners or the Properties, the operation thereof or the sale thereof (including Leases, Contracts and Labor Contracts) furnished to, or otherwise made available for review by, the GDC Owners, the GDC Companies or their directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including attorneys, accountants, contractors, consultants, engineers and financial advisors, and all persons assisting or representing such persons (collectively, the “GDC Companies’ Representatives”), by ARA, AII, the ARA Companies, the AII Companies or the Property Owners, any of their respective Affiliates, or their agents or representatives, including their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by the GDC Owners, the GDC Companies or the GDC Companies’ Representatives containing or based, in whole or in part, on the information or documents described in the preceding clause (i), or the investigations by the GDC Owners, the GDC Companies or the GDC Companies’ Representatives except for any information readily available in the public domain. As used in this Agreement, the term “GDC Information” shall mean (A) all information and documents in any way relating to the GDC Owners, the GDC Companies or any of their respective Affiliates or the assets or operations thereof furnished to, or otherwise made available for review by, ARA, AII, the ARA Companies, the AII Companies or their directors, officers, managers, employees, Affiliates, partners, brokers, agents or other representatives, including attorneys, accountants, contractors, consultants, engineers and financial advisors, and all persons assisting or representing such persons (collectively, the “ARA/AII Representatives”), by the GDC Owners, any GDC Company or any GDC Companies’ Representative, and (B) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by ARA, AII, any ARA Company, any AII Company or any ARA/AII Representative containing or based, in whole or in part, on the information or documents described in the preceding clause (A), or the investigations by ARA, AII, any ARA Company, any AII Company or any ARA/AII Representative except for any information readily available in the public domain.

(d)           In addition to any other remedies available to ARA, AII, the ARA Companies and the AII Companies, ARA, AII, the ARA Companies and the AII Companies shall have the right to seek equitable relief, including injunctive relief or specific performance, against the GDC Owners, the GDC Companies or the GDC Companies’ Representatives in order to enforce the provisions of this Section 21.03. In addition to any other remedies available to the

GDC Owners and the GDC Companies, the GDC Owners and the GDC Companies shall have the right to seek equitable relief, including injunctive relief or specific performance, against ARA, AII, the ARA Companies, the AII Companies the ARA/AII Representatives in order to enforce the provisions of this Section 21.03.

(e)           The provisions of this Section 21.03 shall survive the termination of this Agreement and the Closing.

21.04     Amendments. This Agreement shall not be altered, amended, changed or otherwise modified in any respect or particular, and no provision of this Agreement may be waived, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of each party hereto.

21.05     Successors and Assigns. Subject to Section 21.01, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

21.06     Entire Agreement. All prior statements, understandings, representations and agreements among the parties, oral or written, with respect to the Mergers and the other transactions contemplated hereby are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement among them in connection with the Mergers and the other transactions contemplated hereby and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement or any other Transaction Document.

21.07     No Further Obligations; Survival. All representations and warranties contained in this Agreement or in any Schedule, Exhibit, Transaction Document or certificate delivered pursuant to this Agreement (other than those contained in Section 6.01, 6.02, 8.01, 8.11, 8.12, 8.14, 8.15, 8.18, 8.19, 9.01(a), 9.01(b), 9.01(c), 9.01(d), 9.01(f), 9.01(i), 9.02(a), 9.02(b), 9.02(c), 9.02(d), 9.01(f), 9.02(i), 10.02, 10.03, 10.04, 10.06, 10.08, 10.09 or 18.01) shall survive the Closing for a period of twelve (12) months following the Closing Date. The covenants and agreements contained in this Agreement or in any Schedule, Exhibit, Transaction Document or certificate delivered pursuant to this Agreement which by their terms do not contemplate performance after the Closing shall terminate as of the Closing. The obligations under Section 14.01(f) shall survive the Closing for a period of three (3) years. The representations and warranties in Sections 8.14, 8.15, 8.18, 9.01(f), 9.02(f) and 10.06 shall survive for ninety (90) days following the expiration of the applicable statute of limitations (after giving effect to any extension thereof). The representations and warranties in Sections 6.01, 6.02, 8.01, 8.11, 8.12, 8.19, 9.01(a), 9.01(b), 9.01(c), 9.01(d), 9.01(i), 9.02(a), 9.02(b), 9.02(c), 9.02(d), 9.02(i), 10.02, 10.03, 10.04, 10.08, 10.09 and 18.01 shall survive indefinitely. The period for which a representation or warranty, covenant or agreement survives the Closing is referred to herein as the “Applicable Survival Period”. In the event notice of claim for indemnification under Article XIV is given within the Applicable Survival Period, the representation or warranty, covenant or agreement that is the subject of such indemnification claim (including any claim brought under Section 14.01(f)) shall survive with respect to such claim only until such claim is finally resolved.

21.08     No Affiliate Obligation. Each party agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed (a) officer, director, employee, trustee, shareholder, partner, member, principal, parent or subsidiary (collectively, “Associates”) of any party hereto or (b) with respect to any party hereto, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person (any such Person, an “Affiliate), in each case, that is not also a party hereto, arising out of or in connection with this Agreement or the transactions contemplated hereby. Each party agrees to look solely to the other parties hereto and their respective assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of the other parties’ Affiliates or Associates (other than parties hereto) with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 21.08, each party hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against the Associates and Affiliates of the other parties hereto that are not also parties hereto, and hereby unconditionally and irrevocably releases and discharges such Affiliates and Associates from any and all liability whatsoever which may now or hereafter accrue in favor of them in connection with or arising out of this Agreement or the transactions contemplated hereby. The provisions of this Section 21.08 shall survive the termination of this Agreement and the Closing.

21.09     Time of Essence. Each party agrees that, wherever this Agreement provides that such party must send or give any notice, make an election or take some other action within a specific time period in order to exercise a right or remedy it may have hereunder, time shall be of the essence with respect to the taking of such action, and such party’s failure to take such action within the applicable time period shall be deemed to be an irrevocable waiver by such party of such right or remedy.

21.10     Waivers. No failure or delay of any party hereto in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by any party hereto of any breach hereunder or failure or refusal by the other party to comply with its respective obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

21.11     No Recordation. Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default.

21.12     Counterparts. This Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.

21.13     Exhibits and Schedules. Each of the Exhibits and Schedules referred to herein, is incorporated herein by this reference. Unless otherwise set forth herein, references in this Agreement to any document, instrument or agreement (including this Agreement) (a) includes and incorporates all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time.

21.14     Captions. The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

21.15     Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

21.16     Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21.17     Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not the Mergers are consummated.

21.18     No Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

21.19 Waiver of Right to Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

XXII

DEFINITIONS AND INTERPRETATION

22.01     Defined Terms. The following terms have the meanings assigned to such terms in the Sections of the Agreement set forth below:

22.22 % Celebration Interest	2.01(d)

22.22% Aspen Interest	2.01(c)
22.22% GDC SMG Interest	2.01(a)
22.22% GDC Beechwood Interest	2.01(b)
Action	8.02
Affiliate	21.08
Agreement	Preamble
AII	Preamble
AII BC	Preamble
AII BH	Preamble
AII BS	Preamble
AII BTC	Preamble
AII Certificates of Merger	5.01
AII Companies	Preamble
AII Company Contract	9.02(h)
AII MS	Preamble
Applicable Survival Period	21.07
Appurtenant Easements	6.01
Appurtenant Interests	6.01
ARA	Preamble
ARA BC	Preamble
ARA BH	Preamble
ARA BS	Preamble
ARA BTC	Preamble
ARA Certificates of Merger	5.01
ARA Companies	Preamble
ARA Company Contract	9.01(h)
ARA/AII Indemnity Cap	13.01(c)
ARA MS	Preamble
Associates	21.08
Aspen	Preamble
Aspen Merger Consideration	4.01(c)
Brandywine Condominium	6.01
Brandywine Holdings	6.01
Brandywine Subsidiary	6.01
Buildings	6.01
Business Day	5.01

Code	8.07
Closing Date	5.01
Closing	5.01
Company Contracts	9.08
Conditional Permitted Encumbrances	6.02
Condominium	6.01
Consent	7.02
Consent Period	7.02
Contracts	8.09
Covered Losses	13.01(c)
Deductible	13.01(c)
Environmental Laws	8.15
Escrow Agent	4.03
Escrow Agreement	4.03
Fee Properties	6.01
Financial Statements	8.16(d)
First BC/Aspen Merger	1.01
First BS/BH/Celebration Merger	1.01
First BTC/SMG Merger	1.01
First MS/Beechwood Merger	1.01
First Step Effective Time	5.02
First Step Mergers	1.01
First Step Merger Consideration	2.01(d)
Fully Diluted Basis	2.01(e)
Fund	4.03
GDC	Preamble
Celebration	Preamble
Celebration Merger Consideration	4.01(d)

GAAP	8.20(a)
GDC SMG	Preamble
GDC SMG Merger Consideration	4.01(a)
GDC Contracts	10.08
GDC Companies	Preamble
GDC Companies’ Representatives	21.03(d)
GDC Indemnified Parties	13.01(a)

GDC Beechwood	Preamble
GDC Beechwood Merger Consideration	4.01(b)
Governmental Entity	8.03
Indebtedness	8.13
Indemnitee	13.03(a)
Indemnitor	13.03(a)
Initial Deposit	4.03
Knowledge	8.02
Insurance Policies	8.05
Labor Contracts	8.08
Laws	1.02(b)
Leases	8.02
Lender	7.01
Delaware LLC Act	1.01
Lien	8.06(c)
Loan	7.01
Loan Document and Loan Documents	7.01
Losses	13.01(a)
Market Square	6.01
Material Adverse Effect	8.10
Material Damage	19.01(a)
Mergers	5.02
Mortgagee	7.01
Mortgages	7.01
New Lease	12.01(b)
New Lease Expenses	12.01(b)
Notes	7.01
Notice of Claim	13.03(a)
Organizational Documents	8.11
Permitted Encumbrances	6.02
Person	2.01(e)
Personal Property	6.01
Prohibited Action	13.04(c)
Properties	6.01
Property Information	21.03(d)
Property Owner Contracts	8.09

Property Owners	6.01
Rent Commencement Date	12.01(c)
Required Tax Return	8.14
Second BC/Aspen Merger	3.01
Second BS/BH/Celebration Merger	3.01
Second BS Merger	3.01
Second BTC/SMG Merger	3.01
Second MS/Beechwood Merger	3.01
Second Step Effective Time	5.02
Second Step Mergers	3.01
Second Step Merger Consideration	4.01(e)
Seller Indemnified Parties	13.02
Surviving Certificates of Formation	1.02(b)
Surviving Company Agreements	1.02(c)
Surviving Obligations	19.04
Survivor Entities	Preamble
Taxes	8.18
Tax Return	8.18
Tenant Estoppel Certificate	16.01(b)
Tenant Termination Right	19.01(a)
Third Party Claim	13.03(a)
Third Party Defense	13.03(b)
Title Commitment	12.03(a)
Title Commitment Receipt Date	12.03(a)
Title Company	12.03(a)
Title Notice	12.03(a)
Transaction Documents	9.01(d)
Town Center	6.01
Unacceptable Encumbrances	12.03(a)

23.02	Interpretation.

(a)           The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b)          The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)           When a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(d)           The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to by the words “without limitation”, unless otherwise specified.

(e)           A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns.

(f)            Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

(g)           The parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

[REMAINDER OF PAGE IS INTENTIONALLY BLANK;

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SAMUEL GINSBURG 2000 TRUST AGREEMENT #1

________________________

Martin Ginsburg, Trustee

________________________

Joan Ginsburg, Trustee

MARTIN GINSBURG 2000 TRUST AGREEMENT #1

________________________

Samuel Ginsburg, Trustee

________________________

Irene Ginsburg, Trustee

________________________

MARTIN GINSBURG

________________________

SAMUEL GINSBURG

________________________

ADAM GINSBURG

GDC SMG, LLC

By:______________________________

Name:

Title:

GDC BEECHWOOD, LLC

By:______________________________

Name:

Title:

ASPEN COVE APARTMENTS, LLC

By:______________________________

Name:

Title:

SMG CELEBRATION, LLC

By:______________________________

Name:

Title:

ACADIA REALTY ACQUISITION I, LLC,

By:________________________

Name:

Title:

ARA BTC LLC

By:________________________

Name:

Title:

ARA MS LLC

By:________________________

Name:

Title:

ARA BS LLC

By:________________________

Name:

Title:

ARA BC LLC

By:________________________

Name:

Title:

ARA BH LLC,

By:________________________

Name:

Title:

ACADIA INVESTORS, INC.,

By:________________________

Name:

Title:

AII BTC LLC

By:________________________

Name:

Title:

AII MS LLC

By:________________________

Name:

Title:

AII BS LLC

By:________________________

Name:

Title:

AII BC LLC

By:________________________

Name:

Title:

AII BH LLC,

By:________________________

Name:

Title: